                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               DRAVO CORPORATION
                                       AT

                              $13.00 NET PER SHARE
                                       BY

                             DLC ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                              CARMEUSE LIME, INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 19, 1998
                         UNLESS THE OFFER IS EXTENDED.

     THE OFFER IS BEING MADE PURSUANT TO AN AGREEMENT AND PLAN OF MERGER DATED AS OF SEPTEMBER 15, 1998, AMONG DRAVO CORPORATION (THE "COMPANY"), CARMEUSE LIME, INC. ("PARENT") AND DLC ACQUISITION CORP. ("PURCHASER"). THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED THAT EACH OF THE OFFER AND THE MERGER (AS HEREINAFTER DEFINED) IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF THE COMPANY, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER. THE SHARES ARE LISTED FOR TRADING ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "DRV." SEE "SECTION 6 -- PRICE RANGE OF SHARES; DIVIDENDS."

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES WHICH CONSTITUTES AT LEAST A MAJORITY OF THE ACTUAL SHARES OUTSTANDING ON A FULLY DILUTED BASIS AND OF THE VOTING POWER OF THE COMPANY'S OUTSTANDING VOTING SECURITIES ENTITLED TO VOTE ON THE MERGER (AS HEREINAFTER DEFINED) (THE "MINIMUM CONDITION"). ALTHOUGH UNDER THE TERMS OF THE MERGER AGREEMENT (AS HEREINAFTER DEFINED) PARENT AND PURCHASER MAY WAIVE THE MINIMUM CONDITION, THEY DO NOT CURRENTLY INTEND TO DO SO, AND PARENT AND PURCHASER MAY TERMINATE THE MERGER AGREEMENT IF THE MINIMUM CONDITION IS NOT SATISFIED. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS. SEE "SECTION 14 -- CONDITIONS OF THE OFFER."
                            ------------------------

                                   IMPORTANT

     Any shareholder desiring to tender all or any portion of such shareholder's shares of common stock, $1.00 par value, of the Company (the "Shares") should either (i) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver it together with the Certificates(s) evidencing tendered Shares, and any other required documents, to the Depositary, or tender such Shares pursuant to the procedures for book-entry transfer set forth in "Section 3 -- Procedure for Tendering Shares" or (ii) request such shareholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such shareholder. A shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such shareholder desires to tender such Shares.

     A shareholder who desires to tender Shares and whose certificates evidencing such Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer described in this Offer to Purchase on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in "Section 3 -- Procedure for Tendering Shares."

     Questions and requests for assistance, or for additional copies of this Offer to Purchase, the Letter of Transmittal or other tender offer materials, may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. A shareholder may also contact brokers, dealers, commercial banks and trust companies for assistance concerning the Offer.
                            ------------------------

                      The Dealer Manager for the Offer is:

                           ING BARING FURMAN SELZ LLC
September 21, 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
THE TENDER OFFER............................................    3
      1. Terms of the Offer.................................    3
      2. Acceptance for Payment and Payment for Shares......    4
      3. Procedures for Tendering Shares....................    5
      4. Withdrawal Rights..................................    7
      5. Certain Federal Income Tax Consequences............    8
      6. Price Range of Shares; Dividends...................    9
      7. Certain Information Concerning the Company.........    9
      8. Certain Information Concerning Purchaser, Parent,
      Carmeuse NA, Carfin, LVI and
         Carmeuse SA........................................   11
      9. Source and Amount of Funds.........................   13
     10. Background of the Offer; Contacts with the
      Company...............................................   14
     11. Purpose of the Offer; Plans for the Company; Merger
      Agreement; and Other Agreements.......................   15
     12. Dividends and Distributions; Changes in Stock......   23
     13. Effect of the Offer on the Market for the Shares;
      NYSE Listing and Exchange Act
        Registration........................................   24
     14. Conditions of the Offer............................   25
     15. Regulatory Approvals; State Takeover Laws..........   26
     16. Fees and Expenses..................................   30
     17. Miscellaneous......................................   30
SCHEDULE I -- Information Concerning the Directors and
  Executive Officers of Parent, Purchaser and LVI...........  I-1
ANNEX A -- Text of Subchapter 25E of the Pennsylvania
  Business Corporation Law..................................  A-1

TO THE HOLDERS OF COMMON STOCK OF
  DRAVO CORPORATION:

                                  INTRODUCTION

     DLC Acquisition Corp. ("Purchaser"), a Pennsylvania corporation and wholly owned subsidiary of Carmeuse Lime, Inc. ("Parent"), a Delaware corporation and indirect subsidiary of LVI Holding N.V. ("LVI"), a Dutch corporation, hereby offers to purchase all outstanding shares of common stock, $1.00 par value (the "Shares"), of Dravo Corporation, a Pennsylvania corporation (the "Company"), at a price of $13.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer").

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 15, 1998 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides that, among other things, as soon as practicable after the purchase of Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Pennsylvania Business Corporation Law ("Pennsylvania Law"), Purchaser will be merged with and into the Company (the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will be a wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), which will occur when Articles of Merger are filed with the Pennsylvania Department of State, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company or any subsidiary of the Company or owned by Purchaser, Parent or any other subsidiary of Parent, or Shares held by dissenting shareholders who perfect their dissenter's rights under Pennsylvania Law), will be converted into the right to receive the Offer Price, without interest thereon. The Merger Agreement is more fully described in "Section 11 -- Purpose of the Offer; Plans for the Company; Merger Agreement; and Other Agreements."

     THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD"), BY UNANIMOUS VOTE, HAS APPROVED EACH OF THE OFFER AND THE MERGER (AS HEREINAFTER DEFINED), HAS DETERMINED THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the actual Shares outstanding on a fully diluted basis and of the voting power of the Company's outstanding voting securities entitled to vote on the Merger (the "Minimum Condition"). Although under the terms of the Merger Agreement (as hereinafter defined) Parent and Purchaser may waive the Minimum Condition, they do not currently intend to do so, and Parent and Purchaser may terminate the Merger Agreement if the Minimum Condition is not satisfied. See "Section 14 -- Conditions of the Offer." The Offer is not conditioned upon obtaining financing. See "Section 9 -- Source and Amount of Funds."

     The Company has advised Purchaser and Parent that Salomon Smith Barney Inc. ("Salomon Smith Barney"), the Company's financial advisor, has delivered to the Board its written opinion dated September 15, 1998 to the effect that, as of such date and based upon and subject to certain matters stated therein, the $13.00 per Share cash consideration to be received in the Offer and the Merger by holders of Shares (other than Parent and its affiliates) was fair, from a financial point of view, to such holders. A copy of the written opinion dated September 15, 1998 of Salomon Smith Barney, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Salomon Smith Barney, is contained in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), which is being mailed to the Company's shareholders together with this Offer to Purchase.

     Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase by Purchaser of Shares pursuant to the Offer. However, any tendering shareholder or other payee who fails to complete and sign the

Substitute Form W-9 included in the Letter of Transmittal may be subject to a required backup federal income tax withholding of 31% of the gross proceeds payable to such shareholder or other payee pursuant to the Offer. Purchaser will pay all charges and expenses of ING Baring Furman Selz LLC ("ING Barings"), as Dealer Manager (the "Dealer Manager"), Continental Stock Transfer & Trust Company, as Depositary (the "Depositary"), and Morrow & Co., Inc., as Information Agent (the "Information Agent") incurred in connection with the Offer. See "Section 16 -- Fees and Expenses."

     The Merger Agreement provides that, promptly upon the purchase by Purchaser, pursuant to the Offer and in accordance with the Merger Agreement, of such number of Shares as represents a majority of the Shares, on a fully diluted basis, Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of (a) the total number of directors (after giving effect to the appointment of such directors) and (b) the percentage that such number of Shares so purchased bears to the number of Shares outstanding; provided that in no event will the number of directors be less than a majority of the total number of directors of the Company. The Company must, upon written request of Purchaser, increase the size of the Board and/or take all action necessary to secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected or appointed to the Board, and to cause Parent's designees to be so elected or appointed. The Merger Agreement requires that, in the event that Purchaser's designees are elected or appointed to the Board, until the Effective Time the Board must have at least two directors who are neither an officer of the Company or its subsidiaries nor a designee, stockholder, affiliate or associate of Parent (the "Independent Directors"); provided that if the number of Independent Directors is reduced below two for any reason, any remaining Independent Directors will be entitled to fill such vacancy(ies) and if no Independent Directors remain, the other directors will designate one person who will not be either an officer of the Company or its subsidiaries or a designee, shareholder, affiliate or associate of Parent to fill one of the vacancies, which person will be deemed to be an Independent Director for purposes of the Merger Agreement and will be entitled to fill any remaining vacancy in the number of Independent Directors.

     The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, if required by law, the approval and adoption of the Merger Agreement by the requisite vote of the shareholders of the Company. See "Section 11 -- Purpose of the Offer; Plans for the Company; Merger Agreement; and Other Agreements." Under Pennsylvania Law, except as otherwise described below, the Merger contemplated by the Merger Agreement must be approved by the affirmative vote of a majority of the shares voted on a proposal to approve the Merger at a duly convened meeting of the shareholders of the Company. However, under Pennsylvania Law, if Purchaser acquires at least 80% of each class of the then outstanding shares of the Company, the parties will be able to cause the Merger under the Merger Agreement to become effective without the approval of the Company's shareholders. In the event that Parent, Purchaser or any permitted assignee of Purchaser acquires at least 80% of each class of the then outstanding shares of the Company, Parent, Purchaser and the Company have agreed to take, at the request of Parent and subject to the conditions of the Merger Agreement, all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without approval of the Company's shareholders. See "Section 11 -- Purpose of the Offer; Plans for the Company; Merger Agreement; and Other Agreements." If, however, Purchaser does not acquire at least 80% of each class of the then outstanding shares of the Company and a vote of the Company's shareholders is required under Pennsylvania Law, a significantly longer period of time will be required to effect the Merger. Although under the terms of the Merger Agreement, Parent and Purchaser may waive the Minimum Condition, they do not currently intend to do so and Parent and Purchaser may terminate the Merger Agreement if the Minimum Condition is not satisfied.

     The obligations of Parent and Purchaser under the Merger Agreement are guaranteed by Carmeuse S.A., a Belgian corporation and an affiliate of Parent and Purchaser ("Carmeuse SA").

     The Company has informed Purchaser that, as of September 15, 1998, there were 14,718,693 Shares issued and outstanding, 392,413 Shares issued and held in the treasury of the Company, 51,456 Shares reserved for issuance upon conversion of the issued and outstanding shares of Series B Preference Stock, par value $1.00 per share (the "Series B Preference Stock") and 1,600,000 Shares reserved for issuance upon conversion of the issued and outstanding shares of Series D Preferred Stock, par value $1.00 per share (the

"Series D Preferred Stock" and, together with the Series B Preference Stock, the "Preference Stock") and 1,373,300 Shares reserved for issuance upon exercise of outstanding options granted under the Company's option plans.

     THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                                THE TENDER OFFER

     1. TERMS OF THE OFFER.

     Upon the terms and subject to the conditions of the Offer (including without limitation the Minimum Condition and, if the Offer is extended or amended, the terms and conditions of any extension or amendment), Purchaser will accept for payment and pay for all Shares validly tendered prior to the Expiration Date (as hereinafter defined) and not withdrawn, subject to the Minimum Condition and in accordance with "Section 4 -- Withdrawal Rights." The term "Expiration Date" means 12:00 Midnight, New York City time, on Monday, October 19, 1998, unless and until Purchaser, in its sole discretion (but subject to the terms of the Merger Agreement), has extended the period of time during which the Offer is open, in which event the term "Expiration Date" will mean the latest time and date at which the Offer, as so extended by Purchaser, will expire.

     Purchaser expressly reserves the right, in its sole discretion (but subject to the terms of the Merger Agreement), at any time and from time to time, to extend for any reason the period of time during which the Offer is open, including the occurrence of any of the events specified in "Section
14 -- Conditions of the Offer," by giving oral or written notice of such extension to the Depositary. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the rights of a tendering shareholder to withdraw its Shares. See "Section
4 -- Withdrawal Rights." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY PURCHASER FOR THE TENDERED SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     Subject to the applicable regulations of the Securities and Exchange Commission (the "Commission"), Purchaser expressly reserves the right, in its sole discretion (but subject to the terms of the Merger Agreement), at any time and from time to time, (i) to delay acceptance for payment of, or, regardless of whether such Shares were theretofore accepted for payment, payment for, any Shares pending receipt of any regulatory approval specified in "Section
15 -- Regulatory Approvals; State Takeover Laws" or in order to comply in whole or in part with any other applicable law, (ii) to terminate the Offer and not accept for payment any Shares if any of the conditions referred to in "Section 14 -- Conditions of the Offer" has not been satisfied or upon the occurrence of any of the events specified in "Section 14 -- Conditions of the Offer" and (iii) to waive any condition or otherwise amend the Offer in any respect by giving oral or written notice of such delay, termination, waiver or amendment to the Depositary and by making a public announcement thereof.

     The Merger Agreement provides that, without the consent of the Company, Purchaser will not decrease, or change the form of, the Offer Price, decrease the number of Shares sought, amend any condition of or impose additional conditions on the Offer, amend any term of the Offer, amend the Minimum Condition, or amend any other term of the Offer in any manner adverse to the shareholders, except that Purchaser must extend the Offer (i) for ten business days beyond the initial scheduled Expiration Date until Monday, November 2, 1998 if the Minimum Condition has not then been satisfied; and (ii) on one or more occasions, in each instance for up to ten business days, beyond the then scheduled Expiration Date, but not beyond December 14, 1998, if the Company, Parent or Purchaser receives a request for additional information with respect to their filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in which case the Offer will be extended until the waiting period under the HSR Act is terminated or until the Merger Agreement is terminated in accordance with its terms.

     Purchaser acknowledges that (i) Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Purchaser to pay the consideration offered or return the Shares tendered promptly after the termination or withdrawal of the Offer, and (ii) Purchaser may not delay acceptance for payment of, or payment for (except as provided in clause (i) of the first sentence of the second preceding paragraph), any Shares upon the occurrence of any of the conditions specified in "Section 14 -- Conditions of the Offer" without extending the period of time during which the Offer is open.

     Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, with such announcement in the case of an extension to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service.

     If Purchaser makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, Purchaser will extend the Offer to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act.

     Subject to the terms of the Merger Agreement, if, prior to the Expiration Date, Purchaser should decide to decrease the number of Shares being sought or to increase or decrease the consideration being offered in the Offer, such decrease in the number of Shares being sought or such increase or decrease in the consideration being offered will be applicable to all shareholders whose Shares are accepted for payment pursuant to the Offer and, if at the time notice of any such decrease in the number of Shares being sought or such increase or decrease in the consideration being offered is first published, sent or given to holders of such Shares, the Offer is scheduled to expire at any time earlier than the period ending on the tenth business day from and including the date that such notice is first so published, sent or given, the Offer will be extended at least until the expiration of such ten business day period. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

     The Company has provided Purchaser with the Company's shareholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase, the related Letter of Transmittal, and other relevant materials, will be mailed to record holders of Shares whose names appear on the Company's shareholder list and will be furnished, for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing.

     2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase, by accepting for payment, and will pay for, all Shares validly tendered prior to the Expiration Date (and not properly withdrawn in accordance with "Section 4 -- Withdrawal Rights") promptly after the later to occur of (i) the Expiration Date and (ii) the satisfaction or waiver of the conditions set forth in "Section 14 -- Conditions of the Offer." Subject to applicable rules of the Commission and the terms of the Merger Agreement, Purchaser expressly reserves the right, in its discretion, to delay acceptance for payment of, or payment for, Shares pending receipt of any regulatory approvals specified in "Section 15 -- Regulatory Approvals; State Takeover Laws."

     In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares (the "Share Certificates") or timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in "Section 3 -- Procedures for Tendering Shares," (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed and
(iii) any other documents required by the Letter of Transmittal.

     For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares if, as and when Purchaser gives oral or written notice to the Depositary of

Purchaser's acceptance of such Shares for payment. Payment for Shares accepted pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payments from Purchaser and transmitting payments to such tendering shareholders. Under no circumstances will interest on the purchase price for Shares be paid by Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     If any tendered Shares are not accepted for payment for any reason pursuant to the terms and conditions of the Offer, or if Share Certificates are submitted evidencing more Shares than are tendered, Share Certificates evidencing unpurchased Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedure set forth in "Section 3 -- Procedures for Tendering Shares," such Shares will be credited to an account maintained at the Book-Entry Transfer Facility), as promptly as practicable following the expiration, termination or withdrawal of the Offer.

     If, prior to the Expiration Date, Purchaser increases the consideration to be paid per Share pursuant to the Offer, Purchaser will pay such increased consideration for all such Shares purchased pursuant to the Offer, whether or not such Shares were tendered prior to such increase in consideration.

     Purchaser reserves the right to transfer or assign, in whole at any time, or in part from time to time, to one or more direct or indirect subsidiaries of Parent, the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer and will in no way prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

     3. PROCEDURES FOR TENDERING SHARES.

     Valid Tender of Shares. In order for Shares to be validly tendered pursuant to the Offer, either (i) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date and either the Share Certificates evidencing tendered Shares must be received by the Depositary at such address or Shares must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary, in each case prior to the Expiration Date, or (ii) the tendering shareholder must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. The Depositary will establish an account with respect to the Shares at the Book-Entry Transfer Facility for purposes of the Offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Shares may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date or the tendering shareholder must comply with the guaranteed delivery procedures described below. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     Signature Guarantee. Signatures on all Letters of Transmittal must be guaranteed by a participant in the Securities Transfer Association Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), unless the Shares tendered thereby are tendered (i) by a registered holder of Shares who has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal, or
(ii) for the account of an Eligible Institution. See Instruction 1 of the Letter of Transmittal.

     If a Share Certificate is registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or a Share Certificate not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the Share Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Share Certificate, with the signature(s) on such Share Certificate or stock powers guaranteed as described above. See Instructions 1 and 5 of the Letter of Transmittal.

     Guaranteed Delivery. If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's Share Certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered if all the following conditions are satisfied:

          (i)   the tender is made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser herewith, is received by the Depositary, as provided below, prior to the Expiration Date; and

          (iii) in the case of a guarantee of Shares, the Share Certificates for all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other documents required by such Letter of Transmittal, are received by the Depositary within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery.

     Any Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, payment for Shares purchased pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of (i) the Share Certificates evidencing such Shares, or a Book-Entry Confirmation of the delivery of such Shares, if available, (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and (iii) any other documents required by the Letter of Transmittal.

     Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Shares pursuant to any of the procedures described above will be determined by Purchaser, in its sole discretion, whose determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any or all tenders of any Shares determined by it not to be in proper form or if the acceptance for payment of, or payment for, such Shares may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to Shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived.

     Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. None of Parent, Purchaser, the Dealer Manager, the

Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification.

     Appointment as Proxy. By executing a Letter of Transmittal as set forth above, a tendering shareholder irrevocably appoints designees of Purchaser as such shareholder's proxies, each with full power of substitution, to the full extent of such shareholder's rights with respect to the Shares tendered by such shareholder and accepted for payment by Purchaser (and any and all non-cash dividends, distributions, rights, other Shares, or other securities issued or issuable in respect of such Shares on or after September 15, 1998). All such proxies will be considered coupled with an interest in the tendered Shares. This appointment will be effective if, when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer. Upon such acceptance for payment, all prior proxies given by such shareholder with respect to such Shares and other securities will, without further action, be revoked, and no subsequent proxies may be given. The designees of Purchaser will, with respect to the Shares and other securities for which the appointment is effective, be empowered to exercise all voting and other rights of such shareholder as they in their sole discretion may deem proper at any annual, special, adjourned or postponed meeting of the Company's shareholders, by written consent or otherwise, and Purchaser reserves the right to require that, in order for Shares or other securities to be deemed validly tendered, immediately upon Purchaser's acceptance for payment of such Shares Purchaser must be able to exercise full voting rights with respect to such Shares, except as otherwise limited by applicable Pennsylvania Law.

     Backup Withholding. To prevent federal income tax "backup withholding" with respect to payment to certain shareholders of the purchase price of Shares purchased pursuant to the Offer, each such shareholder must provide the Depositary with such shareholder's correct taxpayer identification number ("TIN") and certify that such shareholder is not subject to federal income tax backup withholding by completing the substitute Form W-9 in the Letter of Transmittal. If backup withholding applies with respect to a shareholder, the Depositary is required to withhold 31% of any payments made to such shareholder. Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign shareholders should complete and sign the main signature form and a Form W-8, certificate of foreign status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 9 of the Letter of Transmittal.

     Acceptance of Shares. Purchaser's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and Purchaser upon the terms and subject to the conditions of the Offer.

     4. WITHDRAWAL RIGHTS.

     Tenders of Shares made pursuant to the Offer are irrevocable except that such Shares may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after November 20, 1998. If Purchaser extends the Offer, is delayed in its acceptance for payment of Shares or is unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to Purchaser's rights under the Offer, the Depositary may, nevertheless, on behalf of Purchaser, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described in this Section 4. Any such delay will be by an extension of the Offer to the extent required by law.

     For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares. If Share Certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in "Section 3 -- Procedures for Tendering Shares," any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by Purchaser, in its sole discretion, whose determination will be final and binding. None of Parent, Purchaser, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Shares properly withdrawn will thereafter be deemed to not have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in "Section 3 -- Procedures for Tendering Shares."

     5. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The receipt of cash for Shares pursuant to the Offer or in the Merger will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, a shareholder will recognize gain or loss for Federal income tax purposes equal to the difference between the amount of cash received in exchange for the Shares sold and the shareholder's adjusted tax basis in such Shares. Assuming the Shares constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss and will be long term capital gain or loss if the holder has held the Shares for more than one year at the time of the sale. Gain or loss will be calculated separately for each block of Shares tendered pursuant to the Offer.

     The foregoing discussion may not be applicable to certain types of shareholders, including shareholders who acquired Shares pursuant to the exercise of stock options or otherwise as compensation, individuals who are not citizens or residents of the United States and foreign corporations, or entities that are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code").

     A shareholder (other than certain exempt shareholders including, among others, all corporations and certain foreign individuals) that tenders Shares may be subject to 31% backup withholding unless the shareholder provides its TIN and certifies that such number is correct or properly certifies that it is awaiting a TIN and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish its correct TIN or that does not otherwise establish a basis for exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service ("IRS"). Each shareholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding.

     If backup withholding applies to a shareholder, the Depositary is required to withhold 31% from payments to such shareholder. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE OFFER AND THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN TAX LAWS.

     6. PRICE RANGE OF SHARES; DIVIDENDS.

     The Shares are quoted on the NYSE under the symbol "DRV." The following table sets forth, for the quarters indicated, the high and low sales prices per Share on the NYSE as reported in publicly available sources for each of the quarters indicated.

                                                                     SALES PRICES
                                                          ----------------------------------
                                                               HIGH                 LOW
                                                          --------------        ------------
1996:
     First Quarter......................................  $13 3/4               $11 1/4
     Second Quarter.....................................  $14 7/8               $12 3/4
     Third Quarter......................................  $14 5/8               $12
     Fourth Quarter.....................................  $15 3/4               $12 1/2
1997
     First Quarter......................................  $14 1/8               $10 1/8
     Second Quarter.....................................  $11 3/4               $ 8 3/4
     Third Quarter......................................  $11 15/16             $10
     Fourth Quarter.....................................  $12 9/16              $ 9 1/2
1998
     First Quarter......................................  $11 5/8               $ 9 3/4
     Second Quarter.....................................  $12                   $ 9
     Third Quarter through September 14, 1998...........  $ 9 5/8               $ 6 1/2

     On September 14, 1998, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the reported closing sales price of the Shares on the NYSE was $6 15/16 per Share. On September 18, 1998, the last full trading day prior to the date of this Offer to Purchase, the reported closing sales price of the Shares on the NYSE was $12 7/16 per Share. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

     The Company has not paid a dividend on the Shares since April, 1987. In the Merger Agreement, the Company has agreed that it will not declare, set aside or pay any dividends on or make other distributions in respect of any shares of its capital stock (other than regularly scheduled dividends on the Preference Stock in accordance with the terms of the Preference Stock). Moreover, under certain loan agreements, the Company would be required to obtain the lenders' consent prior to paying dividends in excess of certain amounts.

     7. CERTAIN INFORMATION CONCERNING THE COMPANY.

     The information concerning the Company contained in this Offer to Purchase, including financial information, has been taken from or based upon publicly available documents and records on file with the Commission and other public sources. Neither Parent nor Purchaser assumes any responsibility for the accuracy or completeness of the information concerning the Company contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Parent or Purchaser.

     The Company is a Pennsylvania corporation and its principal executive offices are located at 11 Stanwix Street, Pittsburgh, Pennsylvania 15222. The telephone number of the Company at such offices is (412) 995-5535. The Company, through a wholly owned subsidiary, produces lime for utility, metallurgical, pulp and paper, municipal, construction and miscellaneous chemical and industrial applications. The Company also develops and markets related environmental technologies, products and services.

     Financial Information. Set forth below is certain selected consolidated financial information relating to the Company and its subsidiaries which has been excerpted or derived from the financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "June 30, 1998 Form 10-Q"). More comprehensive financial information is included in such reports and other documents filed by the Company with the Commission. The financial information that follows is qualified in its entirety by reference to such reports and other documents, including the financial statements and related notes contained therein. The 1997 Form 10-K, the June 30, 1998 Form 10-Q and other documents may be examined and copies may be obtained from the offices of the Commission in the manner set forth below.

                               DRAVO CORPORATION
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 SIX MONTHS ENDED
                                                     JUNE 30,             YEAR ENDED DECEMBER 31,
                                                ------------------    --------------------------------
                                                 1998       1997        1997        1996        1995
                                                 ----       ----        ----        ----        ----
Income Statement Data
  Revenue...................................    $84,257    $80,059    $162,476    $158,133    $146,067
  Gross profit..............................     20,905     19,300      40,835      39,968      36,526
  Earnings from operations..................     10,948      8,519      16,971      18,998      15,289
  Other income (expense), net...............     (3,125)    (2,723)     (5,928)     (4,870)     (3,968)
  Earnings before taxes.....................      7,823      5,796      11,043      14,128      11,321
  Net earnings..............................      6,376      5,386      15,116      14,128      10,981
  Preference dividends......................      1,255      1,259       2,517       2,529       2,535
Per share information
  Earnings per share -- diluted.............    $   .35    $   .28    $    .85    $    .78    $    .57
  Number of shares used in computation......     14,758     14,851      14,835      14,894      14,875

                                                                               AT DECEMBER 31,
                                                        AT JUNE 30,    --------------------------------
                                                           1998          1997        1996        1995
                                                        -----------      ----        ----        ----
Balance Sheet Data
  Total current assets..............................     $ 41,342      $ 45,655    $ 43,018    $ 43,072
  Total assets......................................      249,556       255,230     225,409     213,261
  Current portion of long-term notes................        9,767         9,736       6,166       6,099
  Total current liabilities.........................       41,198        41,745      34,541      33,307
  Long-term notes...................................       64,549        74,396      63,535      64,292
  Redeemable preference stock.......................       15,000        15,000      20,000      20,000
  Total shareholders' equity........................      114,845       109,666      93,915      79,855

     The Company is subject to the information and reporting requirements of the Exchange Act and is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Information, as of particular dates, concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters is required to be disclosed in proxy statements distributed to the Company's shareholders and filed with the Commission. These reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at prescribed rates at the following regional offices of the Commission: Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy statements and other information. Reports, proxy statements and other information concerning the Company should also be available for inspection at the offices of the NYSE. Except as otherwise noted in this Offer to Purchase, all of the information with respect to the Company and its affiliates set forth in this Offer to Purchase has been derived from publicly available information.

     8. CERTAIN INFORMATION CONCERNING PURCHASER, PARENT, CARMEUSE NA, CARFIN, LVI AND CARMEUSE SA.

     Purchaser. Purchaser, a newly incorporated Pennsylvania corporation, has not conducted any business other than in connection with the Offer and the Merger Agreement. All of the issued and outstanding shares of capital stock of Purchaser are beneficially owned by Parent. The principal executive offices of Purchaser are located at 390 E. Joe Orr Road, Chicago Heights, Illinois 60411. The telephone number of Purchaser at such offices is (708) 757-6201.

     Parent. Parent is a Delaware corporation. All of the issued and outstanding shares of capital stock of Parent are beneficially owned by Carmeuse NA. The principal executive offices of Parent are located at 390
E. Joe Orr Road, Chicago Heights, Illinois 60411. The telephone number of Parent at such offices is (708) 757-6201. Parent is the principal holding company for the U.S. operations of LVI.

     Carmeuse NA. Carmeuse North America, B.V. ("Carmeuse NA") is a Dutch corporation. All of the issued and outstanding shares of capital stock of Carmeuse NA are beneficially owned by Carfin. The principal executive offices of Carmeuse NA are located at Nijverheidsstraat 34, P.O. Box 648, 2800 AP Gouda, The Netherlands. The telephone number of Carmeuse NA at such offices is 011-31-182-527-255. Carmeuse NA is a holding company for Parent and certain other subsidiaries of LVI.

     Carfin. Carfin S.A. ("Carfin") is a Belgian corporation, 99.9% of the issued and outstanding shares of capital stock of which are beneficially owned by LVI. The principal executive offices of Carfin are located at Parc Scientifique Athena, Boulevard de Lauzelle 65, 1348 Louvain-la-Neuve Nord, Belgium. The telephone number of Carfin at such offices is 011-32-10-48-1600. Carfin is a holding company for Carmeuse NA, the parent company of Parent, and certain other subsidiaries of LVI.

     LVI. LVI is a Dutch corporation. The principal executive offices of LVI are located at Nijverheidsstraat 34, P.O. Box 648, 2800 AP Gouda, The Netherlands. The telephone number of LVI at such offices is 011-31-182-527-255. Through its subsidiaries, LVI is a leading worldwide manufacturer and marketer of limestone, lime and lime-related products.

     Carmeuse SA. Carmeuse SA is a Belgian corporation and an affiliate of Parent and Purchaser, 99.9% of the issued and outstanding shares of capital stock of which are beneficially owned by LVI. The principal executive offices of Carmeuse SA are located at Parc Scientifique Athena, Boulevard de Lauzelle 65, 1348 Louvain-la-Neuve Nord, Belgium. The telephone number of Carmeuse SA at such offices is 011-32-10-48-1600. Carmeuse SA is the principal European operating company of LVI and has guaranteed the obligations of Parent and Purchaser under the Merger Agreement.

     None of Purchaser, Parent or LVI is subject to the informational and reporting requirements of the Exchange Act. However, in connection with the Offer, Purchaser and Parent have filed a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with the Commission. The Schedule 14D-1 should be available for inspection and copies may be obtained from the Commission in the same manner as set forth for the Company in Section 7.

     Set forth below are certain selected consolidated financial data with respect to Parent and its subsidiaries for Parent's last three fiscal years, excerpted or derived from audited financial statements and, for Parent's fiscal quarter ended June 30, 1998, excerpted or derived from unaudited financial statements. Parent's audited financial statements have been filed with the Commission as an exhibit to the Schedule 14D-1. Parent's audited financial statements have been prepared in accordance with generally accepted accounting principles; however, because Parent is not a reporting company under the Exchange Act, its financial statements have not been prepared in accordance with the Commission's Regulation S-X. The financial information summary set forth below is qualified in its entirety by reference to the Schedule 14D-1 which has been filed with the Commission and all the financial information and related notes contained therein.

                              CARMEUSE LIME, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                 (IN THOUSANDS)

                                                SIX MONTHS ENDED
                                                    JUNE 30,          YEAR ENDED DECEMBER 31,
                                                -----------------   ----------------------------
                                                 1998      1997       1997      1996      1995
                                                 ----      ----       ----      ----      ----
Income Statement Data
  Revenue.....................................  $62,175   $56,663   $124,550   $80,695   $91,727
  Gross profit................................    8,633     7,100     16,665     6,667     5,982
  Earnings (loss) from operations.............    4,428     2,699      8,512       308    (2,127)
  Other income (expense), net.................   (2,289)   (2,631)    (4,845)     (316)     (841)
  Earnings (loss) before taxes................    2,139        68      3,667        (8)   (2,968)
  Net earnings (loss).........................    1,343        42      3,511      (130)   (1,820)

                                                                                AT DECEMBER 31,
                                                         AT JUNE 30,    -------------------------------
                                                            1998          1997        1996       1995
                                                         -----------      ----        ----       ----
Balance Sheet Data
  Total current assets...............................     $ 42,569      $ 46,345    $ 45,791    $35,927
  Total assets.......................................      110,297       112,755     103,047     44,902
  Total current liabilities..........................       18,594        23,843      23,301     19,269
  Long-term debt.....................................       61,000        70,000      64,500     12,000
  Total shareholder's equity.........................       27,615        16,230      12,683     12,790

     The name, citizenship, business address, principal occupation or employment and five-year employment history for each of the directors and executive officers of Purchaser, Parent and LVI are set forth in Schedule I hereto.

     Except as described in this Offer to Purchase, (i) none of Carmeuse SA, LVI, Carfin, Carmeuse NA, Purchaser, Parent or, to the best knowledge of Purchaser and Parent, any of the persons listed in Schedule I to this Offer to Purchase or any associate or majority-owned subsidiary of Carmeuse SA, LVI, Carfin, Carmeuse NA, Purchaser, Parent or any of the persons so listed (other than William S. Brown III who currently beneficially owns 125 Shares, an insignificant percentage of the outstanding Shares) beneficially owns or has any right to acquire, directly or indirectly, any Shares and (ii) none of Carmeuse SA, LVI, Carfin, Carmeuse NA, Purchaser, Parent nor, to the best knowledge of Purchaser and Parent, any of the persons or entities referred to above nor any director, executive officer or subsidiary of any of the foregoing has effected any transaction in the Shares during the past 60 days. Except as provided in the Merger Agreement and as otherwise described in this Offer to Purchase, none of Carmeuse SA, LVI, Carfin, Carmeuse NA, Purchaser, Parent or, to the best knowledge of Purchaser and Parent, any of the persons listed in Schedule I to this Offer to Purchase, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as set forth in this Offer to Purchase, since January 1, 1995, none of Carmeuse SA, LVI, Carfin, Carmeuse NA,

Purchaser, Parent or, to the best knowledge of Purchaser and Parent, any of the persons listed on Schedule I hereto, has had any business relationship or transaction with the Company or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the Commission applicable to the Offer. Except as set forth in this Offer to Purchase, since January 1, 1995, there have been no contacts, negotiations or transactions between any of Carmeuse SA, LVI, Carfin, Carmeuse NA, Purchaser, Parent, or any of their respective subsidiaries, or, to the best knowledge of Purchaser and Parent, any of the persons listed in Schedule I to this Offer to Purchase, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

     9. SOURCE AND AMOUNT OF FUNDS.

     The amount required to fund the purchase of Shares tendered in the Offer, consummate the Merger, refinance existing indebtedness of the Company and to pay all related fees and expenses of the transaction, is estimated to be approximately $311 million.

     Purchaser plans to obtain the necessary funds through capital contributions made by Parent. Parent plans to obtain the funds for such capital contributions from advances made by Carmeuse SA pursuant to a loan agreement dated September 18, 1998 between Parent and Carmeuse SA (the "Intercompany Loan Agreement"), which agreement is incorporated herein by reference and a copy of which has been filed with the Commission as an Exhibit to the Schedule 14D-1. Pursuant to the Intercompany Loan Agreement, Parent will be permitted to borrow an amount up to US $350 million. Interest is payable at a rate equal to the London Interbank Offered Rate ("LIBOR") plus 0.75%, for interest periods of one, three or six months. Amounts borrowed pursuant to the Intercompany Loan Agreement, together with accrued and unpaid interest, are required to be repaid in six months. Carmeuse SA plans to obtain the funds for advances made to Parent pursuant to the Intercompany Loan Agreement from borrowings under the Lafarge Facility (as hereinafter defined) and the BBL Facility (as hereinafter defined).

     LVI and Lafarge S.A. (Lafarge S.A., together with its affiliates, "Lafarge"), a French corporation, have entered into a Memorandum of Understanding dated June 3, 1998 (the "Memorandum of Understanding") pursuant to which they have agreed to establish a joint venture (the "Joint Venture") to which each party has agreed to contribute its North American lime operations. As described below, LVI and Lafarge currently intend that, following establishment of the Joint Venture, the business of the Company will be contributed by LVI to the Joint Venture. See "Section 10 -- Purpose of the Offer; Plans for the Company; Merger Agreement; and Other Agreements." Consummation of the Offer is not subject to the timing or the consummation of the Joint Venture.

     Pursuant to a letter dated September 14, 1998 from Olivier Legrain, Deputy General Manager of Lafarge, to Dominique Collinet, Chairman of the Board of Directors of LVI, which letter is incorporated herein by reference and a copy of which has been filed with the Commission as an Exhibit to the Schedule 14D-1, Lafarge has agreed to provide financing to Carmeuse SA for up to 40% of the funds required to consummate the Offer and the Merger, not to exceed US$124 million (the "Lafarge Facility"). Under the Lafarge Facility, Carmeuse SA is not required to pay interest on amounts borrowed unless LVI and Lafarge are unable to establish the Joint Venture. If LVI and Lafarge are unable for any reason to establish the Joint Venture, Carmeuse SA has agreed (i) to pay interest on the amounts borrowed at a rate equal to LIBOR plus 0.25%, determined on the basis of three month interest periods, (ii) to repay such amounts at any time upon six months prior notice and, in any event, no later than December 31, 1999, and
(iii) to pledge, or cause to be pledged, the shares of common stock of the Company or equivalent security, equivalent to the value of the credit, until such amounts are repaid.

     In connection with the Offer and the Merger, Bank Brussels Lambert SA ("BBL") has agreed to provide credit to Carmeuse SA in the amount of US $230 million (the "BBL Facility") pursuant to a letter dated September 14, 1998 from BBL to Carmeuse SA, which letter is incorporated herein by reference and a copy of which has been filed with the Commission as an Exhibit to the Schedule 14D-1. Proceeds of the BBL Facility will be used by Carmeuse SA to advance funds to Parent pursuant to the Intercompany Loan Agreement, which in turn will be used by Parent to finance the purchase of Shares pursuant to the Offer and the Merger.

     Under the BBL Facility, amounts may be borrowed by Carmeuse SA for a period ending on December 14, 1998, which period may be renewed at the option of Carmeuse SA for an additional three month period ending on March 14, 1999. Full repayment of amounts borrowed is required at the end of the three or six month period, as the case may be. Under the BBL Facility, interest rates for outstanding loans are based upon three month LIBOR plus 0.25%.

     It is anticipated that the indebtedness incurred by Carmeuse SA under the BBL Facility will be refinanced with permanent financing. It is anticipated that the indebtedness incurred by Carmeuse SA under the Lafarge Facility will be assumed by, or converted into capital in, the Joint Venture when established. If LVI and Lafarge are unable to establish the Joint Venture and the indebtedness incurred under the Lafarge Facility is required to be repaid, it is anticipated that such indebtedness will be refinanced with permanent financing. In each case, no final decisions have been made concerning the amount or terms of such permanent financing. Such decisions, when made, will be based on a review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.

     10. BACKGROUND OF THE OFFER; CONTACTS WITH THE COMPANY. INFORMATION SET FORTH BELOW REGARDING THE COMPANY, OR DISCUSSIONS TO WHICH REPRESENTATIVES OF LVI, PARENT AND PURCHASER WERE NOT PARTICIPANTS, WAS PROVIDED BY THE COMPANY.

     In April, 1998, Parent learned that the Company was receptive to acquisition proposals. Following informal telephone conversations between Mr. Brown, then President of Carmeuse North American Group, and Mr. Carl A. Gilbert, President and Chief Executive Officer of the Company, Parent was invited to conduct due diligence of the Company and its operations. On April 29, 1998, Parent and the Company entered into the Confidentiality Agreement (as hereinafter defined).

     On May 14 and 15, 1998, members of Parent's senior management and legal and accounting representatives conducted a due diligence review of certain non-public information regarding the Company at the offices of the Company's attorneys and participated in due diligence discussions with the Company's senior officers, legal counsel and accountants. Subsequent to the due diligence meetings, informal discussions continued between senior officers of Parent and the Company during which Parent expressed continued interest in the Company; however, Parent and the Company did not engage in substantive discussions regarding the terms and conditions of a potential transaction.

     Following the execution of the Memorandum of Understanding with Lafarge, Parent renewed its discussions with the Company. On August 6, 1998, Mr. Dominique Collinet, President of LVI, and Mr. Alain R. Crouy, President and Chief Executive Officer of Lafarge, delivered a letter to Mr. Arthur E. Byrnes, Chairman of the Board of the Company, setting forth the interest of LVI and Lafarge to acquire all of the outstanding shares of capital stock of the Company for $13 per share in cash, subject to negotiation of a definitive agreement, approval of the transaction by the Board of Directors of each party and certain other conditions. Messrs. Collinet and Crouy requested a meeting to discuss more fully the proposed transaction.

     On August 10, 1998, Mr. Gilbert indicated to Mr. Brown that the Company desired to pursue negotiations with Parent regarding a potential transaction and Mr. Brown requested an update to the previous due diligence conducted by Parent. On August 11, 1998, the Confidentiality Agreement was amended to include Lafarge.

     From August 27 through September 1, 1998, senior management of Parent and Lafarge met with senior management and legal counsel of the Company to conduct further due diligence, including an investigation of the financial performance of the Company since the May, 1998 due diligence meetings. In addition, a representative of Lafarge conducted a physical inspection of Company facilities. Thereafter, on September 2 and 3, 1998, Parent and the Company, together with their legal and financial advisors, conducted negotiations regarding the terms of a proposed tender offer and merger.

     On September 8, 1998, Carmeuse SA's Board of Directors authorized the proposed transaction, on September 11, 1998, Parent's Board of Directors authorized the proposed transaction, and on September 14, 1998, Lafarge authorized the Lafarge Facility. In the afternoon of September 14, 1998, immediately prior to a meeting of the Company's Board of Directors, Mr. Jacques Germay, Chairman of the Board of Parent, delivered a letter to the Company's Board of Directors reasserting Parent's intent to commence a tender offer to purchase all of the outstanding shares of common stock of the Company for a purchase price of $13 per share in cash upon the terms and conditions set forth in the form of the Merger Agreement previously negotiated by the parties and their respective counsel. The letter further indicated that the Boards of Directors of Purchaser, Parent and Carmeuse SA had each approved the tender offer and the Merger Agreement and executed the Merger Agreement, and enclosed an executed signature page to the Merger Agreement. The letter also indicated that unless Parent's offer was accepted by the Company prior to 11:59 p.m. (Pittsburgh time) on September 14, 1998, Parent would not proceed with its offer.

     On September 14, 1998, Mr. Gilbert called Mr. Brown and Mr. Germay to inform Parent that the Company's Board of Directors unanimously had accepted Parent's proposal, authorized the execution of the Merger Agreement and agreed to recommend that the Company's shareholders accept the Offer and tender their Shares pursuant thereto. The Merger Agreement was executed by the Company as of September 15, 1998, and on September 15, 1998, Parent and the Company issued a joint press release announcing the Offer and the execution of the Merger Agreement.

     11. PURPOSE OF THE OFFER; PLANS FOR THE COMPANY; MERGER AGREEMENT; AND OTHER AGREEMENTS.

     Purpose of the Offer. The purpose of the Offer, the Merger and the Merger Agreement is to enable Parent to acquire control of the Board and all of the Shares. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Parent. The Offer is being made pursuant to the Merger Agreement.

     Plans for the Company. As promptly as practicable following the purchase of and payment for Shares representing a majority of the outstanding Shares of Common Stock, on a fully diluted basis, under the Offer, Parent intends (i) to exercise its right under the Merger Agreement to designate such number of directors for the Board as it is then entitled to designate and (ii) cause a merger of Purchaser and the Company under Pennsylvania Law.

     It is expected that initially following the Merger, except as set forth below, the business and operations of the Company will be conducted in a manner substantially similar to how they are conducted currently.

     Pursuant to the Memorandum of Understanding, LVI and Lafarge have agreed to establish a Joint Venture to which LVI and Lafarge will contribute each of their businesses within North America relating to lime, dolomite and limestone, but not including construction, buildings and public works (the "Limestone Businesses"). In each case, the Limestone Businesses to be contributed will include title to deposits and quarries, title to industrial extraction and production facilities, permits and authorizations to operate, production quantities, customers, personnel, and all other assets required by the Joint Venture to operate such business. The Limestone Businesses will also include the limestone business of each subsidiary in which either party owns a controlling interest. Pursuant to the Memorandum of Understanding, each party has agreed to conduct all of its Limestone Businesses exclusively through the Joint Venture.

     The Memorandum of Understanding provides that LVI will own 60% of the Joint Venture and Lafarge will own 40% of the Joint Venture. If, following contribution by either party of its Limestone Businesses, such party owns less than its anticipated percentage of the Joint Venture, such party may be required to make additional contributions in cash in order to achieve the agreed percentage. LVI and Lafarge currently anticipate that the Joint Venture will be established following receipt of all necessary regulatory approvals, including expiration of the applicable waiting period under the HSR Act. Following establishment of the Joint Venture, and consistent with the Memorandum of Understanding, LVI plans to cause to be contributed to the Joint Venture all of the equity interest in or assets of Parent, including its equity interest in or assets of Purchaser, or, following the Merger, the Company.

     Purchaser and Parent have no present plans regarding the Preference Stock, but prior to the Merger, may engage in discussions with the holders of the Preference Stock regarding various alternatives including the possible purchase of the Preference Stock. If those discussions do not result in a satisfactory resolution, then following the Merger, the Company will consider what, if any, rights it may exercise under the terms of the Preference Stock and applicable law.

     Merger Agreement. The following is a summary of certain provisions of the Merger Agreement. The summary is qualified in its entirety by reference to the full text of the Merger Agreement which is incorporated herein by reference and a copy of which has been filed with the Commission as an exhibit to the Schedule 14D-1. The Merger Agreement may be examined and copies may be obtained at the place and in the manner set forth in "Section 7 -- Certain Information Concerning the Company" of this Offer to Purchase.

     The Offer. The Merger Agreement provides that Purchaser will commence the Offer and that, upon the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, including the valid tender prior to the expiration of the Offer of such number of Shares that represents at least a majority of (i) the actual outstanding Shares on a fully diluted basis and (ii) the voting power of the Company's outstanding voting securities entitled to vote on the Merger (the "Minimum Condition"), Purchaser will accept for payment and pay for Shares tendered as soon as practicable after it is legally permitted to do so under applicable law. The Merger Agreement provides that, without the written consent of the Company, Purchaser will not decrease, or change the form of, the Offer Price, decrease the number of Shares sought, amend the conditions or impose additional conditions to the Offer, amend any term of the Offer, amend the Minimum Condition, or amend any other term of the Offer in a manner adverse to the holders of the Common Stock, except that Purchaser may, at any time, in its sole discretion extend the Offer. In addition, Purchaser must extend the Offer for (i) ten business days beyond the initial scheduled expiration date if the Minimum Condition has not then been satisfied; and (ii) on one or more occasions, in each instance for up to ten business days beyond the then scheduled expiration date, but not beyond December 14, 1998, if the Company, Parent or Purchaser receives a request for additional information with respect to their filings under the HSR Act, in which case, the Offer will be extended until the waiting period under the HSR Act is terminated or until the Merger Agreement is terminated in accordance with its terms.

     The Merger. The Merger Agreement provides that subject to the terms and conditions thereof, and pursuant to Pennsylvania Law, at the Effective Time, Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser will cease and the Company will continue as the Surviving Corporation.

     The respective obligations of Parent and Purchaser, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the conditions that: (i) the Offer shall have been consummated in accordance with its terms; (ii) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (iii) the Merger Agreement shall have been adopted by the requisite vote of the Company's shareholders or, if permitted under Pennsylvania law, by the Board; and (iv) no preliminary or permanent injunction or other order by any Federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

     The Merger Agreement provides that at the Effective Time, (a) all issued and outstanding Shares owned by the Company or any subsidiary of the Company or by Parent, Purchaser or any other subsidiary of Parent will be canceled, and (b) each remaining Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Offer Price, without interest.

     Pursuant to the Merger Agreement, each issued and outstanding share of common stock of Purchaser will be converted into one fully paid and non-assessable share of common stock of the Company.

     After the Effective Time, the Articles of Incorporation of the Company will remain the Articles of Incorporation of the Company and the Bylaws of the Purchaser will be the Bylaws of the Company.

     Guarantee. Carmeuse SA has executed the Merger Agreement for the limited purpose of guaranteeing the obligations of Parent and Purchaser under the Merger Agreement.

     The Company's Board of Directors. The Merger Agreement provides that promptly upon the purchase by Purchaser, pursuant to the Offer and in accordance with the Merger Agreement, of such number of Shares as represents a majority of the Shares, on a fully diluted basis, Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of (a) the total number of directors (after giving effect to the appointment of such directors) and (b) the percentage that such number of Shares so purchased bears to the number of Shares outstanding; provided that in no event will the number of directors be less than a majority of the total number of directors of the Company. The Company must, upon written request of Purchaser, increase the size of the Board and/or take all action necessary to secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected or appointed to the Board, and cause Parent's designees to be so elected or appointed. The Merger Agreement requires that, in the event that Purchaser's designees are elected or appointed to the Board, until the Effective Time the Board must have at least two directors who are neither an officer of the Company or its subsidiaries nor a designee, stockholder, affiliate or associate of Parent (the "Independent Directors"); provided that if the number of Independent Directors is reduced below two for any reason, any remaining Independent Directors will be entitled to fill such vacancy(ies) and if no Independent Directors remain, the other directors will designate one person who will not be either an officer of the Company or its subsidiaries or a designee, shareholder, affiliate or associate of Parent to fill one of the vacancies, which person will be deemed to be an Independent Director and will be entitled to fill any remaining vacancy in the number of Independent Directors.

     The Merger Agreement further provides that, at the request of Purchaser, the Company will promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, including mailing to shareholders as part of the Company's Schedule 14D-9 the information required by such Section 14(f) and Rule 14f-1, as is necessary to enable Parent's designees to be elected to the Board. Upon consummation of the Offer and prior to the Effective Time, any amendment or termination of the Merger Agreement by the Company, any waiver of any of the Company's rights or exercise of any of its remedies under the Merger Agreement, any extension of the time for performance of any of the obligations of Purchaser thereunder, and any other action by the Company thereunder required to be taken by the Board may be effected only if the action is approved by the affirmative vote of a majority of the Independent Directors.

     Shareholders Meeting. Pursuant to the Merger Agreement, the Company will, if required by applicable law in order to consummate the Merger: (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as soon as practicable following consummation of the Offer for the purpose of considering and taking action upon the Merger Agreement and the Merger; (ii) file with the Commission, and use all reasonable efforts to have processed to completion by the Commission, a proxy or information statement relating to the Merger and the Merger Agreement; and (iii) include in the proxy statement or information statement the recommendation of the Board that shareholders of the Company vote in favor of the approval of the adoption of the Merger Agreement. Purchaser has agreed that it will vote, or will cause to be voted, all of the Shares entitled to vote which are then owned by it or any of its subsidiaries in favor of the Merger and adoption of the Merger Agreement.

     The Merger Agreement provides that in the event Purchaser acquires at least 80% of the outstanding shares of each class of the Company, the parties will take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after expiration of the Offer, without approval of the Company's shareholders. In the event Purchaser does not acquire 80% of the Shares and 80% of each class of the Preference Stock which remains outstanding, a shareholder vote will be required. No offer is being made hereunder to acquire the Preference Stock. There can be no assurance that Purchaser will acquire 80% of the Shares and 80% of each series of the Preference Stock.

     Interim Operations. In the Merger Agreement, the Company has agreed that, prior to the Effective Time, unless Parent otherwise agrees in writing:

          (a) the business of the Company and its subsidiaries will be conducted only in the ordinary and usual course and in compliance with all applicable material legal requirements and, to the extent inconsistent therewith, each of the Company and its subsidiaries will use its commercially reasonable efforts to preserve its business organization intact and to maintain its existing relations with customers, suppliers, employees, creditors and business partners;

          (b) the Company will not, directly or indirectly, amend its or any of its subsidiaries' articles or certificates of incorporation or bylaws or similar organizational documents;

          (c) the Company will not, and it will not permit any of its subsidiaries to: (i) (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of any of its subsidiaries (other than regularly scheduled dividends on the Preference Stock in accordance with its terms) or (B) redeem, purchase, or otherwise acquire directly or indirectly any of the Company's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of any of its subsidiaries, other than redemptions of Preference Stock required by the Company's articles of incorporation; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its subsidiaries, other than common stock issuable upon the exercise of options, or upon the conversion of the Series B Preference Stock or the Series D Preferred Stock outstanding on the date of the Merger Agreement; or (iii) split, combine or reclassify the outstanding capital stock of the Company or any of its subsidiaries;

          (d) the Company will not, and it will not permit any of its subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any material assets other than in the ordinary course of business, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise;

          (e) the Company will not, and it will not permit any of its subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its owned real property or leased real property (except for mortgages on such real property existing on the date of the Merger Agreement) or, other than in the ordinary course of business, intellectual properties;

          (f) neither the Company nor any of its subsidiaries will: (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its officers, directors or key employees, except for (A) increases in the ordinary course of business consistent with past practices or to the extent required by any contract, and (B) payment immediately prior to consummation of the Offer, of a pro rata portion of the 1998 target award under the Company's Annual Incentive Plan for which amounts have been accrued on the Company's financial statements; or (ii) (A) adopt any new, (B) grant any award under any, or
     (C) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing employee benefit or compensation plan other than as contemplated by the Merger Agreement or in accordance with the provisions of such benefit plan; or
     (iii) increase the number of directors of the Company, enter into or modify or amend any existing employment or severance agreements with, or grant any severance or termination rights to any officer, director or employee of the Company or any of its subsidiaries or terminate any of the employees of the Company other than in the ordinary course of business; or (iv) enter into or modify in any material respect any collective bargaining agreement;

          (g) neither the Company nor any of its subsidiaries will modify, amend or terminate in any material respect any of its material contracts or waive, release or assign any material rights or claims;

          (h) neither the Company nor any of its subsidiaries will: (i) incur or assume any indebtedness other than indebtedness with respect to working capital in amounts consistent with past practice; (ii) materially modify any existing indebtedness or obligation; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a subsidiary), other than immaterial amounts in the ordinary course of business consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary advances to employees in accordance with past practice); or (v) enter into any material commitment or transaction other than in the ordinary course of business;

          (i) neither the Company nor any of its subsidiaries will change any of the accounting methods, practices or policies used by it, unless required by generally accepted accounting principles or Commission rules and regulations;

          (j) the Company will not, and it will not permit any of its subsidiaries to, make or agree to make any capital expenditures, except for capital expenditures that are not materially inconsistent with the Company's 1998 strategic plan;

          (k) the Company will not, and it will not permit any of its subsidiaries to, make any material tax election (unless required by law) or settle or compromise any material income tax liability;

          (l) the Company will not, and it will not permit any of its subsidiaries to, (i) waive the benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party, or (ii) pay, discharge or satisfy any legal proceeding, other than a payment, discharge or satisfaction, (A) involving payments by the Company or its subsidiaries of less than $100,000 in the aggregate or (B) for which liabilities are fully reflected on or are fully reserved against in the Company's most recent consolidated financial statements (or the notes thereto) included in the reports filed by the Company with the Commission, in each case in complete satisfaction, and with a complete release, of such matter with respect to all parties to such matter;

          (m) the Company will not, and will not permit any of its subsidiaries to, make any payment or incur any liability or obligation for the purpose of obtaining any consent from any third party to the transactions contemplated hereby; and

          (n) neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     No Solicitation. In the Merger Agreement, the Company has agreed that the Company and its subsidiaries and affiliates will not, and will use their reasonable efforts to ensure that their respective officers, directors, employees, counsel, investment bankers, financial advisors, accountants, other representatives and agents do not, directly or indirectly, initiate, solicit, encourage or participate in, or enter into any agreement with respect to a Takeover Proposal (as hereinafter defined). The Company has agreed and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, counsel, investment bankers, financial advisors, accountants, other representatives and agents to, immediately cease discussions and negotiations, if any, with any parties conducted heretofore with respect to such matters. Nonetheless, the Company may, directly or indirectly, furnish information concerning the Company to any person pursuant to an appropriate confidentiality agreement, and may participate in discussions and negotiations with such person concerning a Takeover Proposal if, in the opinion of the Board after consultation with legal counsel to the Company, the failure to provide such information or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties under applicable law.

     Under the Merger Agreement, neither the Board nor any committee thereof may
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board or such committee of the Merger Agreement or the Offer or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any agreement with respect to any Takeover Proposal. However, in the event that prior to the Effective Time the Board determines in good faith, in consultation with its legal counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties, the Board may withdraw or modify its approval or recommendation of the Merger Agreement, the Offer and the Merger, approve or recommend a Superior Proposal (as hereinafter defined) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Board has received a Superior Proposal. The Company is also required to promptly advise Parent orally of any request for information or of any Takeover Proposal, including the terms of the Takeover Proposal.

     "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any: (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries outside the ordinary course of business representing 10% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the Company or
(D) transaction in which any person will acquire beneficial ownership or the right to acquire beneficial ownership or any group is formed which beneficially owns or has the right to acquire beneficial ownership of more than 20% of the outstanding Shares, in each case, other than the transactions with Parent contemplated by the Merger Agreement. "Superior Proposal" means any bona fide written offer for a Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash or securities, more than 20% of the outstanding Shares on a fully diluted basis or all or substantially all of the assets of the Company and otherwise on terms which the Board determined in its good faith judgment in consultation with a financial advisor of nationally recognized reputation that the consideration offered pursuant to such Takeover Proposal is more favorable to the shareholders than the Offer and the Merger from a financial point of view.

     Directors' and Officers' Indemnification. For six years after the Effective Time, Parent will indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries (each an "Indemnified Party") against all losses, obligations, expenses, claims, damages or liabilities (including interest, penalties, out-of-pocket expenses and attorneys' fees) resulting from or arising out of actions or omissions occurring on or prior to the Effective Time to the full extent permitted under applicable law, the Company's Articles of Incorporation or Bylaws in effect as of the date of the Merger Agreement or certain written indemnification agreements, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims. If Parent or the Company (i) reorganizes or consolidates with or merges into any other person and is not the resulting corporation or (ii) liquidates, dissolves or transfers all or substantially all of its assets to any person, then in either case, provision will be made so that the successors and assigns of Parent or the Company assume the indemnification obligations of Parent or the Company, as the case may be.

     Parent must use commercially reasonable efforts for a period of six years after the Effective Time to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time, including but not limited to the transactions contemplated by the Merger Agreement, covering each person currently covered by the Company's existing officers' and directors' liability insurance policy, or who becomes covered by such policy prior to the Effective Time, on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement; provided that in satisfying such obligation, Parent will not be obligated to pay premiums in excess of 150% of the per annum amount the Company paid in 1997; and provided further that Parent will nevertheless be obligated to provide such coverage as may be obtained for such amount.

     Benefit Plans and Certain Contracts. Under the Merger Agreement, until at least December 31, 1999, Parent has agreed to cause the Company to maintain either the employee benefit plans of the Company and its subsidiaries in effect on the date of the Merger Agreement or other benefits to employees of the Company and its subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on the date of the Merger Agreement; provided that the Company will not maintain any plan that provides for the issuance of securities of the Company. Prior to consummation of the Merger, the Company may pay eligible participants a pro rata portion of the 1998 target award under the Company's Annual Incentive Plan for which amounts have been accrued on the Company's financial statements from January 1, 1998 through the Effective Time. Under the Merger Agreement, Parent has also acknowledged the existence of certain agreements between the Company and various employees and former employees of the Company and has agreed that after the Effective Time such agreements will continue to remain an obligation of the Company and will remain in full force and effect.

     Company Stock Options. Under the Merger Agreement, each option (an "Option") to purchase Common Stock issued by the Company which is outstanding at the Effective Time will be canceled by virtue of the Merger, without consideration, and will cease to exist. Each holder of an Option, whether or not such Option is immediately exercisable, will be entitled to receive at the Effective Time, for each share of Common

Stock issuable upon exercise of such Option, an amount in cash equal to the excess of (x) the Offer Price over (y) the per share exercise price of the Option as in effect immediately prior to the Effective Time. No consideration will be payable with respect to any Option if the exercise price of such Option exceeds the Offer Price.

     Representations and Warranties. The Company has made customary representations and warranties to Parent and Purchaser with respect to, among other things, its organization and qualification, subsidiaries, capitalization, the reports filed by the Company with the Commission, financial statements, title to assets, liens, information supplied, consents and approvals, no violations, no default, no undisclosed liabilities, litigation, compliance with applicable law, employee plans, environmental matters, tax matters, intangible property, opinion of financial advisor, brokers, labor matters, absence of certain changes, millennium, full disclosure, real property and contracts.

     Termination; Fees. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after shareholder approval thereof:

          (i) by mutual consent of the Board of Directors of Parent and the Board;

          (ii) by either Parent or the Company if the Offer has not been consummated on or before December 14, 1998 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under the Merger Agreement);

          (iii) by the Company if any of the conditions to the Merger have not been satisfied or waived by the Company at such time as such condition is no longer capable of satisfaction;

          (iv) by Parent if any of any of the conditions to the Merger have not been satisfied or waived by Parent at such time as such condition is no longer capable of satisfaction;

          (v) by the Company, if Parent or Purchaser has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform would give rise to a failure of a condition to the Merger or to the Offer and cannot be or has not been cured within 30 days after the giving of notice to Parent of such breach; or

          (vi) by the Company, in connection with entering into an agreement for a Superior Proposal as permitted by the Merger Agreement; provided the Company has complied with all provisions of the Merger Agreement related thereto.

     If either (A)(i) the Company receives a bona fide Takeover Proposal at any time after the date of the Merger Agreement and prior to the termination of the Merger Agreement, (ii) the Merger Agreement terminates prior to the consummation of the Offer for any reason (other than a breach of the Merger Agreement by Parent or Purchaser), and (iii) by the date which is six months after the date of termination of the Merger Agreement, either (1) a Takeover Proposal with a third party is thereafter consummated, or (2) the Company enters into an agreement for a Takeover Proposal with a third party which is thereafter consummated, or (B) the Company terminates the Merger Agreement by reason of its entering into an agreement for a Superior Proposal, then, in either event, the Company must pay to Parent, by wire transfer of immediately available funds, within two days after the consummation of the Takeover Proposal or Superior Proposal, as the case may be, a fee of $9,500,000 (the "Topping Fee"). For purposes of the requirement regarding payment of the Topping Fee only, "Takeover Proposal" means any proposal or offer from any person relating to any: (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries outside the ordinary course of business representing 10% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the Company or (D) transaction in which any person will acquire beneficial ownership or the right to acquire beneficial ownership or any group is formed which beneficially owns or has the right to acquire beneficial ownership of more than 50% of the outstanding Shares, in each case, other than the transactions with Parent and Purchaser contemplated by the Merger Agreement.

     Confidentiality Agreement. The following is a summary of the material terms of the confidentiality agreement. This summary is qualified in its entirety by reference to the full text of the confidentiality agreement which is incorporated herein by reference and a copy of which has been filed with the commission as an Exhibit to the Schedule 14D-1. The confidentiality agreement may be examined and copies may be obtained at the place and in the manner as set forth in "Section 7 -- Certain Information concerning the Company."

     Parent entered into a Letter Agreement dated April 29, 1998 (the "Confidentiality Agreement") with the Company pursuant to which Parent has agreed, among other things, to keep confidential certain non-public confidential or proprietary information of the Company furnished to Parent by or on behalf of the Company. Pursuant to the Confidentiality Agreement, Parent agreed that, without the prior written consent of the Board, for a period of eighteen months from the date of the Confidentiality Agreement, neither Parent nor its affiliates will acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities of the Company, or otherwise seek to influence or control the management or policies of the Company. Notwithstanding the foregoing, Parent and its affiliates are not prohibited from making an offer to acquire the voting securities of the Company if the Board has authorized an auction of such securities or Parent is making a counteroffer to a proposed transaction for such securities.

     Vote Required to Approve Merger. Pennsylvania Law provides that the adoption of any plan of merger or consolidation by the Company requires the approval of the Board and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon (including the votes of any Shares owned by Parent and Purchaser that have voting rights at such time), if the "short form" merger procedure described below is not available. The Board has authorized and approved the Offer and the Merger; consequently, the only additional action of the Company that may be necessary to effect the Merger is approval by such shareholders at a meeting of the Company's shareholders convened for that purpose (the "Shareholders Meeting"). If the Minimum Condition is satisfied, then Purchaser will own a majority of the outstanding Shares on a fully diluted basis, and upon voting its Shares in favor of the Merger, the Merger will be approved. Although under the terms of the Merger Agreement, Parent and Purchaser may waive the Minimum Condition, they do not currently intend to do so and Parent and Purchaser may terminate the Merger Agreement if the Minimum Condition is not satisfied. Pennsylvania Law also provides that the Merger will not require the approval of the Company's shareholders, and can be adopted by Purchaser's Board of Directors, if Purchaser owns at least 80% of each class of the outstanding shares of the Company. Consequently, unless Purchaser acquires 80% of the Shares and 80% of each class of the Preference Stock which remains outstanding, a shareholder vote will be required. No offer is being made hereunder to acquire the Preference Stock. There can be no assurance that Purchaser will acquire 80% of the Shares and 80% of each series of the Preference Stock.

     The Commission has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the Merger or another business combination following the purchase of Shares pursuant to the Offer in which Purchaser seeks to acquire the remaining Shares not held by it. Purchaser believes, however, that Rule 13e-3 will not be applicable to the Merger because it is anticipated that the Merger will be effected within one year following consummation of the Offer. Rule 13e-3 requires, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such transaction, be filed with the Commission and disclosed to shareholders prior to consummation of the transaction.

     Appraisal Rights. Notwithstanding anything in the Merger Agreement to the contrary, any issued and outstanding Shares held by persons who object to the Merger and comply with all the provisions of Pennsylvania Law concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares ("Dissenting Shareholder") will not be converted into the right to receive the Offer Price, without interest, pursuant to the Merger Agreement, but will be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to Pennsylvania Law;

provided, however, that the Shares outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who will, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the Pennsylvania Law, will be deemed to be converted as of the Effective Time into the right to receive the Offer Price, payable to the holder thereof, without interest. In addition, each holder of issued and outstanding shares of Preference Stock who objects to the Merger and complies with all the provisions of Pennsylvania Law concerning the right of holders of shares of Preference Stock to dissent from the Merger and require appraisal of their shares ("Dissenting Preference Holder") will, unless such Dissenting Preference Holder withdraws or loses his right of appraisal, be entitled to payment of the fair value of his shares determined in accordance with Pennsylvania Law. If such Dissenting Preference Holder withdraws or loses his right of appraisal, his shares of Preference Stock will remain outstanding and unaffected by the Merger. The Company will give Parent (i) prompt notice of any written demands for appraisal of the Shares or shares of Preference Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company will not, without the prior written consent of Parent, voluntarily settle or compromise any such demands.

     In addition to the appraisal rights discussed above, shareholders also have certain rights ("Subchapter 25E Rights") under Subchapter 25E of the Pennsylvania Law ("Subchapter 25E") which will become applicable prior to the Effective Time in the event that the Purchaser (or a group of related persons, or any other person or group of related persons) were to acquire Shares representing at least 20% of the voting power of the Company, in connection with the Offer or otherwise (a "Control Transaction"). In such event, shareholders of the Company would have the right to demand "fair value" of such shareholders' Shares and to be paid such fair value upon compliance with the requirements of Subchapter 25E. Under Subchapter 25E, "fair value" may not be less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the Control Transaction, plus an increment, if any, representing any value, including, without limitation, any proportion of value payable for acquisition of control of the Company, that may not be reflected in such price. Purchaser believes that the Offer Price represents fair value of the Shares within the meaning of Subchapter 25E. Subchapter 25E Rights would attach immediately upon consummation of a Control Transaction and require that any shareholder seeking such appraisal must make a demand for fair value within a reasonable time after the notice to shareholders that a Control Transaction has occurred is given by the controlling person or group in accordance with Subchapter 25E, which time period may be specified in such notice, as well as comply with the other procedures of Subchapter 25E. Subchapter 25E Rights are available only with respect to shares of a registered corporation held by a shareholder after the occurrence of a Control Transaction; accordingly, Subchapter 25E Rights would not be available with respect to any Shares tendered in the Offer and accepted for payment. Although under the terms of the Merger Agreement, Parent and Purchaser may waive the Minimum Condition, they do not currently intend to do so; and Parent and Purchaser may terminate the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Offer) if the Minimum Condition is not satisfied. The foregoing summary of rights under Subchapter 25E is qualified in its entirety by reference to the full text of Subchapter 25E, which is attached hereto as Annex A.

     Except as noted in this Offer to Purchase, neither Parent nor Purchaser has any present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of operations, or sale or transfer of assets, involving the Company or any material changes in the Company's corporate structure, business or composition of its management or personnel.

     12. DIVIDENDS AND DISTRIBUTIONS; CHANGES IN STOCK.

     The Merger Agreement provides that prior to the Effective Time, unless Parent otherwise agrees in writing the Company will not, and it will not permit any of its subsidiaries to: (i) (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of any of its subsidiaries (other than regularly scheduled dividends on the Preference Stock in accordance with its terms) or (B) redeem, purchase, or otherwise acquire directly or indirectly any of the Company's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of any of its subsidiaries, other than redemptions of Preference Stock required by the Company's articles of incorporation; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its subsidiaries, other than Shares issuable upon the exercise of the Options, or upon the conversion of the Series B Preference Stock or Series D Preferred Stock outstanding on the date of the Merger Agreement; or (iii) split, combine or reclassify the outstanding capital stock of the Company or any of its subsidiaries.

     13. EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES; NYSE LISTING AND EXCHANGE ACT REGISTRATION.

     The purchase of Shares by Purchaser pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and will reduce the number of holders of Shares, which could adversely affect the liquidity and market value of the remaining Shares held by the public.

     According to the NYSE's published guidelines, the NYSE would consider delisting the Shares if, among other things, the number of record holders of at least 100 Shares should fall below 1,200, the number of publicly held Shares (exclusive of holdings of officers, directors and their families and other concentrated holdings of 10% or more ("NYSE Excluded Holdings")) should fall below 600,000 or the aggregate market value of publicly held Shares (exclusive of NYSE Excluded Holdings) should fall below $5,000,000. If, as a result of the purchase of Shares pursuant to the Offer, the Shares no longer meet the requirements of the NYSE for continued listing and the listing of Shares is discontinued, the market for the Shares could be adversely affected. If the NYSE were to delist the Shares, it is possible that the Shares would continue to trade on another securities exchange or in the over-the-counter market and that price or other quotations would be reported by other sources. The extent of the public market for such and the availability of such quotations would depend, however, upon such factors as the number of shareholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. The Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Shares or whether it would cause future market prices to be greater or lesser than the Offer Price.

     The Shares are currently "margin securities," as such term is defined under the rules of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. Depending upon factors similar to those described above regarding listing and market quotations, following the Offer it is possible that the Shares might no longer constitute "margin securities" for purposes of the margin regulations of the Federal Reserve Board, in which event such Shares could no longer be used as collateral for loans made by brokers.

     The Shares are currently registered under the Exchange Act. Such registration may be terminated upon application of the Company to the Commission if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders of the Shares. The termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to holders of Shares and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), and the requirement of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a), no longer applicable to the Shares. In addition, "affiliates" of the Company and persons holding "restricted securities" of the Company may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

     If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be "margin securities" or be eligible for NYSE reporting. In addition, if registration of the Shares under the Exchange Act is terminated, Pennsylvania Law provides that the applicability of Chapter 25 thereof to the Company (see below) shall terminate immediately upon the termination of the Company's status as a "registered corporation."

     Purchaser intends to seek to cause the Company to terminate the registration of the Shares under the Exchange Act as soon after consummation of the Offer as the requirements for termination of the registration of the Shares are met.

     14. CONDITIONS OF THE OFFER.

     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) the applicable waiting period under the HSR Act or the Exon-Florio Amendment (as hereinafter defined) has not expired or terminated, (ii) the Minimum Condition has not been satisfied or waived, or (iii) at any time on or after September 15, 1998 and before the time for payment of any such Shares, any of the following events occur or are determined by Purchaser to have occurred:

          (a) there shall be pending or in effect an injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been promulgated, enacted, or taken by a governmental authority or a governmental, regulatory or administrative agency or commission of competent jurisdiction which in any case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger, (ii) prohibits or restricts the ownership or operation by Parent (or any of its affiliates or subsidiaries) of any portion of its or the Company's business or assets which is material in light of the size and scope of the business of the Company and its subsidiaries taken as a whole, or compels Parent (or any of its affiliates or subsidiaries) to dispose of or hold separate any portion of its or the Company's business or assets which is material to the business of the Company and its subsidiaries taken as a whole, (iii) imposes material limitations on the ability of Parent effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by Purchaser on all matters properly presented to the shareholders of the Company, or (iv) imposes any material limitations on the ability of Parent or any of its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company and its subsidiaries (each of clauses (i) through (iv) being referred to as a "Prohibited Result"); or

          (b) an action or a proceeding shall have been commenced by a governmental entity under federal or state antitrust laws or any other applicable law before any court or any governmental or other administrative or regulatory authority or agency, domestic or foreign, which would reasonably be expected to have a Prohibited Result; or

          (c) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or the over-the-counter market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or
     (vi) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof; or

          (d) the representations and warranties of the Company contained in the Merger Agreement shall not be true and correct on and as of the Expiration Date, with the same force and effect as if made on and as of the Expiration Date, in all respects, except for such breaches which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined) on the Company; or

          (e) the Company shall have failed to perform in all material respects any obligations or to comply with any material agreement or covenant to be performed or complied with by it under the Merger Agreement, which failure to perform has had or would reasonably be expected to have a Material Adverse Effect on the Company; or

          (f) the Company shall have failed to obtain any consent from any third-party required to be obtained by it in order to permit consummation of the Offer, other than those consents the failure of which to obtain would not have and would not reasonably be expected to have, a Material Adverse Effect on the Company; or

          (g) the Merger Agreement shall have been terminated by the Company or Parent in accordance with its terms; or

          (h) the Offer shall not have been consummated by December 14, 1998.

     "Material Adverse Effect" means, in respect of any party, a material adverse effect on (i) the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, except effects that are
(x) generally applicable in the United States economy and/or the economy in any other region of the world which do not have a disproportionate effect on such party and its subsidiaries (as the case may be), or (y) relate to the securities market in general, or (z) relate to such party's industry in general or (ii) the ability of such party to consummate the transactions contemplated by the Merger Agreement without unreasonable delay; provided, however, that (I) the institution of a lawsuit by a shareholder of Parent or the Company challenging the Merger Agreement or the transactions contemplated thereby (or any threat to do so) will not be deemed to be a Material Adverse Effect, and (II) with respect to the Company, the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal will not be deemed to be a Material Adverse Effect.

     The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

     15. REGULATORY APPROVALS; STATE TAKEOVER LAWS.

     General. Except as otherwise disclosed herein, based on a review of publicly available information filed by the Company with the Commission, neither Purchaser nor Parent is aware of (i) any license or regulatory permit that appears to be material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the acquisition of Shares by Purchaser pursuant to the Offer or the Merger or (ii) any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of Shares by Purchaser as contemplated herein. Should any such approval or other action be required, Purchaser currently contemplates that such approval or action would be sought. While Purchaser does not currently intend to delay the acceptance for payment of Shares tendered pursuant to the Offer pending the outcome of any such matter, there can be no assurance that any such approval or action, if needed, would be obtained or would be obtained without substantial conditions or that adverse consequences might not result to the business of the Company, Purchaser or Parent or that certain parts of the businesses of the Company, Purchaser or Parent might not have to be disposed of in the event that such approvals were not obtained or any other actions were not taken. Purchaser's obligation under the Offer to accept for payment and pay for Shares is subject to certain conditions. See "Section 14 -- Conditions of the Offer."

     Antitrust. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission ("FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of Shares by Purchaser pursuant to the Offer is subject to the HSR Act requirements.

     Under the provisions of the HSR Act applicable to the purchase of Shares pursuant to the Offer, unless early termination of the waiting period is granted or LVI receives a request for additional information of documentary material prior thereto, such purchase may not be made until the expiration of a 15-calendar day waiting period following the required filing under the HSR Act by LVI. LVI made its required filing on September 17, 1998. Accordingly, the waiting period under the HSR Act will expire at 11:59 P.M., New York City time, on October 2, 1998. Pursuant to the HSR Act, LVI has requested early termination of the waiting period applicable to the Offer. There can be no assurances, however, that the 15-day HSR Act waiting period will be terminated before such period is set to expire.

     If the FTC or the Antitrust Division issues a request for additional information or documentary material pursuant to the HSR Act, the waiting period under the HSR Act will be extended for an additional period of ten days after the request is substantially complied with, unless sooner terminated by the FTC or the Antitrust Division, and no Shares will be acquired until such waiting period has expired. See "Section 2 -- Acceptance for Payment and Payment for Shares." Only one extension of such waiting period pursuant to a request for additional information is authorized by the rules promulgated under the HSR Act, except by court order. Although the Company is required to file certain information and documentary material with the Antitrust Division and the FTC in connection with the Offer, neither the Company's failure to make such filings nor a request to the Company from the Antitrust Division or the FTC for additional information or documentary material will extend the waiting period.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of Shares by Purchaser pursuant to the Offer. At any time before or after Purchaser's purchase of Shares, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of Shares pursuant to the Offer or seeking divestiture of Shares acquired by Purchaser or divestiture of substantial assets of Parent, the Company or any of their respective subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. Based upon an examination of publicly available information relating to the businesses in which Parent and its subsidiaries and the Company and its subsidiaries are involved, Parent and Purchaser believe that the Offer will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if a challenge is made, what the result will be.

     Exon-Florio Amendment. The acquisition of Shares pursuant to the Offer by Purchaser and Parent is also subject to the requirements of Section 721 of Title VII of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, and commonly referred to as the "Exon-Florio Amendment." The Exon-Florio Amendment may apply to any merger, acquisition or takeover that is by or with foreign persons and that could result in foreign control (or a change in foreign control to a different foreign person) of an entity engaged in interstate commerce in the United States. Pursuant to the Exon-Florio Amendment, Purchaser and Parent will provide notice of the transaction to the Committee on Foreign Investment in the United States ("CFIUS").

     Upon the filing of such notice, CFIUS has a 30-day period in which to review the notice and consider whether the proposed transaction is subject to the Exon-Florio Amendment and to determine whether the acquisition will impair the national security of the United States. During such 30-day period, CFIUS must decide whether to undertake a formal investigation. If no further investigation is undertaken, the waiting period will terminate at the end of the 30-day review period. If an investigation is undertaken, CFIUS will have up to 45 days to complete its formal investigation and submit a report to the President of the United States, who will then have an additional 15 days to take action or to determine that no action is necessary.

     Parent made the notice filing under the Exon-Florio Amendment on September 18, 1998. Accordingly, the waiting period under the Exon-Florio Amendment will expire at 11:59 p.m., New York City time, on October 19, 1998, unless CFIUS undertakes a further investigation.

     State Takeover Laws. A number of states throughout the United States have enacted takeover statutes that purport, in varying degrees, to be applicable to attempts to acquire securities of corporations that are incorporated or have assets, stockholders, executive offices or places of business in such states. In Edgar v. Mite Corp., the Supreme Court of the United States held that the Illinois Business Takeover Act, which involved state securities laws that made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and therefore was unconstitutional. In CTS Corp.
v. Dynamics Corp. of America, however, the Supreme Court of the United States held that a state may, as a matter of corporate law and, in particular, those laws concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without prior approval of the remaining stockholders, provided that such laws were applicable only under certain conditions.

     The Pennsylvania Takeover Disclosure Law ("PTDL") purports to regulate certain attempts to acquire a corporation which (1) is organized under the laws of Pennsylvania or (2) has its principal place of business and substantial assets located in Pennsylvania. In Crane Co. v. Lam, 509 F. Supp. 782 (E.D. Pa.
1981), the United States District Court for the Eastern District of Pennsylvania preliminarily enjoined, on grounds arising under the United States Constitution, enforcement of at least the portion of the PTDL involving the pre-offer waiting period thereunder. Section 8(a) of the PTDL provides an exemption for any offer to purchase securities as to which the board of directors of the target company recommends acceptance to its shareholders, if at the time such recommendation is first communicated to shareholders the offeror files with the Pennsylvania Securities Commission ("PSC") a copy of the Schedule 14D-1 and certain other information and materials, including an undertaking to notify security holders of the target company that a notice has been filed with the PSC which contains substantial additional information about the offer and which is available for inspection at the PSC's principal office during business hours. The Board has unanimously approved the transactions contemplated by the Merger Agreement and recommended acceptance of the Offer and the Merger to the Company's shareholders. While reserving and not waiving its right to challenge the validity of the PTDL or its applicability to the Offer, Purchaser is making a
Section 8(a) filing with the PSC in order to qualify for the exemption from the PTDL. Pursuant to Section 10 of the PTDL, Purchaser will submit the appropriate $100 notice filing fee along with the Section 8(a) filing. Additional information about the Offer has been filed with the Pennsylvania Securities Commission pursuant to the Pennsylvania Takeover Disclosure Law and is available for inspection at the Pennsylvania Securities Commission's office at Eastgate Office Building, 1010 North 7th Street, Harrisburg, PA 17102-1410, during business hours.

     Chapter 25 of Pennsylvania Law contains other provisions relating generally to takeovers and acquisitions of certain publicly owned Pennsylvania corporations such as the Company that have a class or series of shares entitled to vote generally in the election of directors registered under the Exchange Act (a "registered corporation"). The following discussion is a general and highly abbreviated summary of certain features of such chapter, is not intended to be complete or to completely address potentially applicable exceptions or exemptions, and is qualified in its entirety by reference to the full text of Chapter 25 of Pennsylvania Law.

     In addition to other provisions not applicable to the Offer or the Merger, Subchapter 25D of Pennsylvania Law includes provisions requiring approval of a merger of a registered corporation with an "interested shareholder" in which the "interested shareholder" is treated differently from other shareholders, by the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders other than the interested shareholder are entitled to cast with respect to the transaction without counting the votes of the interested shareholders. This disinterested shareholder approval requirement is not applicable to a transaction (i) approved by a majority of disinterested directors, (ii) in which the consideration to be received by shareholders is not less than the highest amount paid by the interested shareholder in acquiring his shares, or (iii) effected without submitting the Merger to a vote of shareholders as permitted in Section 1924(b)(1)(ii) of the Pennsylvania Law. Purchaser currently believes that the disinterested shareholder approval requirement of Subchapter 25D will not be applicable to the contemplated Merger because of prior disinterested Board approval.

     Subchapter 25E of Pennsylvania Law, which addresses "control transactions," requires under certain circumstances any person who acquires at least 20% of the voting power of a registered corporation to offer to purchase up to the balance of the voting shares of the corporation at the price determined under the statute, which may not be less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction, plus an increment representing any value, including without limitation, any proportion of value payable for acquisition of control of the corporation, that may not be reflected in such price. A "control transaction" will occur if Purchaser acquires voting power over 20% or more of the Shares of the Company by purchasing Shares pursuant to the Offer. See "Section 11 -- Purpose of the Offer; Plans for the Company; Merger Agreement; and Other Agreements."

     Subchapter 25F of Pennsylvania Law prohibits under certain circumstances certain "business combinations," including mergers and sales or pledges of significant assets, of a registered corporation with an "interested shareholder" for a period of five years. Subchapter 25F exempts business combinations approved by the board of directors prior to a shareholder becoming an interested shareholder and transactions with interested shareholders who beneficially owned shares with at least 15% of the total voting power of a corporation on March 23, 1988 and remain so. The Company has represented to the Purchaser that Subchapter 25F is not applicable to the contemplated Merger.

     Subchapter 25G of Pennsylvania Law, relating to "control-share acquisitions," prevents under certain circumstances the owner of a control-share block of shares of a registered corporation from voting such shares unless a majority of the "disinterested" shares approve such voting rights. Failure to obtain such approval may result in a forced sale by the control-share owner of the control-share block to the corporation at a possible loss. The purchase by Purchaser of Shares may be deemed to constitute a control-share acquisition, with the result that Purchaser would not have voting rights with respect to such control-shares unless the voting rights are restored by a disinterested shareholder vote. The Company has represented to the Purchaser that Subchapter 25G is not applicable to the transactions contemplated by the Merger Agreement.

     Subchapter 25H of Pennsylvania Law, relating to disgorgement by certain controlling shareholders of a registered corporation, provides that under certain circumstances any profit realized by a controlling person from the disposition of shares of the corporation to any person (including to the corporation under Subchapter 25G or otherwise) will be recoverable by the corporation. The Company has represented to the Purchaser that Subchapter 25H is not applicable to the transactions contemplated by the Merger Agreement.

     Subchapter 25I of Pennsylvania Law entitles "eligible employees" of a registered corporation to a lump sum payment of severance compensation under certain circumstances if the employee is terminated, other than for willful misconduct, within 90 days before voting rights lost as a result of a control-share acquisition are restored by a vote of disinterested shareholders. Subchapter 25J of Pennsylvania Law provides protection against termination or impairment under certain circumstances of "covered labor contracts" of a registered corporation as a result of a "business combination" transaction if the business operation to which the covered labor contract relates was owned by the registered corporation at the time voting rights are restored by shareholder vote after a control-share acquisition. The Company has represented to Purchaser that Subchapters 25I and 25J are not applicable to the transactions contemplated by the Merger Agreement.

     Section 2504 of Pennsylvania Law provides that the applicability of Chapter 25 of Pennsylvania Law to a registered corporation having a class or series of shares entitled to vote generally in the election of directors registered under the Exchange Act or otherwise satisfying the definition of a registered corporation under Section 2502(1) of Pennsylvania Law shall terminate immediately upon the termination of the status of the corporation as a registered corporation. Purchaser intends to seek to cause the Company to terminate the registration of the Shares under the Exchange Act as soon after consummation of the Offer as the requirements for termination of the registration of the Shares are met.

     Except for the filing pursuant to Section 8(a) of the PTDL described above, neither Purchaser nor Parent has currently complied with any state takeover statute or regulation; however Purchaser intends to comply with Subchapter 25E to the extent it is applicable upon consummation of the Offer. Purchaser reserves the right to challenge the applicability or validity of any state law purportedly applicable to the Offer or the Merger and nothing in this Offer to Purchase or any action taken in connection with the Offer or the Merger is intended as a waiver of such right. If it is asserted that any state takeover statute is applicable to the Offer or the Merger and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer or the Merger, Purchaser might be required to file certain information with, or to receive approvals from, the relevant state authorities, and Purchaser might be unable to accept for payment or pay for Shares tendered pursuant to the Offer, or be delayed in consummating the Offer or the Merger. In such case, Purchaser may not be obliged to accept for payment or pay for any Shares tendered pursuant to the Offer.

     16. FEES AND EXPENSES.

     Except as set forth below, neither Parent nor Purchaser will pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer.

     ING Barings is acting as Dealer Manager in connection with the Offer and has provided certain financial advisory services to Parent and Purchaser in connection with the Offer and the Merger. As compensation for ING Barings' services as financial advisor, Parent or its affiliate will pay ING Barings a transaction fee upon the consummation of the Offer. In addition, Parent has agreed to reimburse ING Barings for all out-of-pocket expenses, including reasonable attorneys' fees, incurred by ING Barings in connection with its role as financial advisor and Dealer Manager, and Parent has agreed to indemnify ING Barings and certain related persons against certain losses, claims, damages, liabilities, costs and expenses in connection with its role as financial advisor and Dealer Manager. In addition, Parent has agreed to pay directly, or reimburse ING Barings for, (i) all expenses incurred by ING Barings relating to the preparation, printing, filing, mailing and publishing of all Offer material,
(ii) all fees and expenses of the Depositary and the Information Agent referred to in this Offer to Purchase, (iii) all advertising charges in connection with the Offer, (iv) all fees, if any, payable to dealers (including ING Barings), banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Offer material to their customers and (v) all other fees and expenses incurred by ING Barings in connection with the Offer. All payments to be made by Parent pursuant to the Dealer Manager Agreement will be made promptly against delivery to Parent of statements therefor. Parent will be liable for the foregoing payments whether or not the Offer is made or the Purchaser purchases any Shares pursuant to the Offer.

     Purchaser has retained Morrow & Co., Inc. to act as the Information Agent in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners of Shares. The Information Agent will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the Federal securities laws.

     In addition, Continental Stock Transfer & Trust Company has been retained as the Depositary. The Depositary has not been retained to make solicitations or recommendations in its role as Depositary. The Depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the Federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering material to their customers.

     17. MISCELLANEOUS.

     Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF PARENT OR PURCHASER NOT CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     Parent and Purchaser have filed with the Commission the Schedule 14D-1, together with Exhibits, pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. The Schedule 14D-1 and any amendments thereto, including Exhibits, may be inspected at, and copies may be obtained from, the same places and in the same manner as set forth in "Section 7 -- Certain Information Concerning the Company" (except that they will not be available at the regional offices of the Commission).

                                          DLC Acquisition Corp.

September 21, 1998

                                   SCHEDULE I

               INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE
                     OFFICERS OF PARENT, PURCHASER AND LVI

     1. DIRECTORS AND EXECUTIVE OFFICERS OF PARENT. Set forth below is the name, current business address, citizenship and the present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each director and executive officer of Parent. Unless otherwise indicated, each person identified below is employed by Parent or its affiliates, and has been employed by Parent or its affiliates, in positions of increasing responsibility, for the past five years. The principal address of Parent and, unless otherwise indicated below, the current business address for each individual listed below is 390 E. Joe Orr Road, Chicago Heights, Illinois 60411. Except as otherwise noted below, each such person is a citizen of the United States. Directors are identified by an asterisk.

                                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                    NAME                          MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
                    ----                          --------------------------------------------------
Yves R. Collinet*............................    Vice President of Parent and Purchaser; Vice
Parc Scientifique Athena                         President -- Technical of The Carmeuse Group
Boulevard de Lauzelle 65
1348 Louvain-la-Neuve Nord
Belgium
citizen of Belgium
Jacques A. Germay*...........................    Chairman of Parent and Purchaser; Chief Executive
47 Rue de L'Abbaye                               Officer of Alpha, S.A.
4432 Alleur, Belgium
citizen of Belgium
Yves Willems*................................    Vice President of Parent and Purchaser; Managing
Parc Scientifique Athena                         Director of Carmeuse Coordination Center, S.A.; Chief
Boulevard de Lauzelle 65                         Financial Officer of The Carmeuse Group; Director of
1348 Louvain-la-Neuve Nord                       Coil, S.A.
Belgium
citizen of Belgium
Alfredo Riefkohl Henrichsen*.................    Chief Executive Officer of Grupo Calidra, S.A. de
Vasco de Quiroga No. 1800                        C.V.
01210 Mexico, D.F.
citizen of Mexico
Richard C. Kraus.............................    President and Chief Executive Officer of Parent and
                                                 Purchaser; President and Chief Executive Officer of
                                                 Echo Bay Mines from 1981 to April, 1997; Director of
                                                 St. Mary Land and Exploration Company
William S. Brown III.........................    Director of Strategic Development of Parent; Vice
                                                 President of Carmeuse North American Group and
                                                 Chairman of Marblehead Lime Company since July, 1998;
                                                 President and Chief Executive Officer of Carmeuse
                                                 North American Group from November, 1994 to July,
                                                 1998; President and Chief Executive Officer of Brown
                                                 Group from July, 1991 to November, 1994

                                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                    NAME                          MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
                    ----                          --------------------------------------------------
Scott A. Deininger...........................    Executive Vice President of Parent; Treasurer of
                                                 Purchaser; Chief Financial Officer of Carmeuse North
                                                 American Group since April, 1998; Group Controller of
                                                 the Carmeuse North American Group from March, 1997 to
                                                 April, 1998; Region Controller of Tarmac Minerals,
                                                 Inc. from March, 1996 to March, 1997; Corporate
                                                 Controller of Wimpey Minerals USA, Inc. from January,
                                                 1993 to March, 1996
Suzanne E. Ritzler...........................    Executive Vice President and Secretary of Parent;
                                                 Secretary of Purchaser; Executive Vice President --
                                                 Legal and General Counsel of Carmeuse North American
                                                 Group since March, 1997; attorney with law firm of
                                                 Seyfarth, Shaw, Fairweather & Geraldson from March,
                                                 1992 to March, 1997

     2. DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER. Set forth below is the name, current business address, citizenship and the present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each director and executive officer of Purchaser. The principal address of Purchaser and the current business address for each individual listed below, unless otherwise indicated, is 390 E. Joe Orr Road, Chicago Heights, Illinois 60411. Except as otherwise noted below, each such person is a citizen of the United States. Directors are identified by an asterisk.

                                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                    NAME                          MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
                    ----                          --------------------------------------------------
Jacques A. Germay*...........................    Chairman of Parent and Purchaser; Chief Executive
47 Rue de L'Abbaye                               Officer of Alpha, S.A.
4432 Alleur, Belgium
citizen of Belgium
Yves Willems*................................    Vice President of Parent and Purchaser; Managing
Parc Scientifique Athena                         Director of Carmeuse Coordination Center, S.A.; Chief
Boulevard de Lauzelle 65                         Financial Officer of The Carmeuse Group; Director of
1348 Louvain-la-Neuve Nord                       Coil, S.A.
Belgium
citizen of Belgium
Richard C. Kraus*............................    President and Chief Executive Officer of Parent and
                                                 Purchaser; President and Chief Executive Officer of
                                                 Echo Bay Mines from 1981 to April, 1997; Director of
                                                 St. Mary Land and Exploration Company
William S. Brown III*........................    Director of Strategic Development of Parent; Vice
                                                 President of Carmeuse North America Group and
                                                 Chairman of Marblehead Lime Company since July, 1998;
                                                 President and Chief Executive Officer of Carmeuse
                                                 North American Group from November, 1994 to July,
                                                 1998; President and Chief Executive Officer of Brown
                                                 Group from July, 1991 to November, 1994
Scott A. Deininger...........................    Executive Vice President of Parent; Treasurer of
                                                 Purchaser; Chief Financial Officer of Carmeuse North
                                                 American Group since April, 1998; Group Controller of
                                                 the Carmeuse North American Group from March, 1997 to
                                                 April, 1998; Region Controller of Tarmac Minerals,
                                                 Inc. from March, 1996 to March, 1997; Corporate
                                                 Controller of Wimpey Minerals USA, Inc. from January,
                                                 1993 to March, 1996

                                                      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                    NAME                          MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
                    ----                          --------------------------------------------------
Suzanne E. Ritzler...........................    Executive Vice President and Secretary of Parent;
                                                 Secretary of Purchaser; Executive Vice President --
                                                 Legal and General Counsel of Carmeuse North American
                                                 Group since March, 1997; attorney with law firm of
                                                 Seyfarth, Shaw, Fairweather & Geraldson from March,
                                                 1992 to March, 1997

     3. DIRECTORS AND EXECUTIVE OFFICERS OF LVI. Set forth below is the name, current business address, citizenship and the present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each director and executive officer of LVI. Unless otherwise indicated, each person identified below is employed by LVI or its subsidiaries, and has held positions of increasing responsibility at LVI or its subsidiaries, for the past five years. The principal address of LVI and, unless otherwise indicated below, the current business address for each individual listed below is Nijverheids-straat 34, P.O. Box 648, 2800 AP Gouda, The Netherlands. Directors are identified by an asterisk.

                                               PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
                NAME                        MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
                ----                        --------------------------------------------------
Dominique Collinet*..................  Chairman of LVI and The Carmeuse Group; Director of
Parc Scientifique Athena               Compagnie Generale Mosane, S.A., Spadel, S.A. and Banque
Boulevard de Lauzelle 65               Brussels Lambert, S.A.
1348 Louvain-la-Neuve Nord
Belgium
citizen of Belgium
J.J. de Niet.........................  Managing Director of LVI and Carmeuse NA
Nijverheidsstraat 34
P. O. Box 648
2800 AP Gouda
The Netherlands
citizen of The Netherlands

                                                                         ANNEX A

                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988
                                   CHAPTER 25
                       SUBCHAPTER E. CONTROL TRANSACTIONS

     2541 Application and Effect of Subchapter. -- (a) General rule. -- Except as otherwise provided in this section, this subchapter shall apply to a registered corporation unless: (1) the registered corporation is one described in section 2502(1)(ii) or (2) (relating to registered corporation status): (2) the bylaws, by amendment adopted either: (i) by March 23, 1984; or (ii) on or after March 23, 1988, and on or before June 21, 1988; and, in either event, not subsequently rescinded by an article amendment, explicitly provide that this subchapter shall not be applicable to the corporation in the case of a corporation which on June 21, 1988, did not have outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors (a bylaw adopted on or before June 21, 1988, by a corporation excluded from the scope of this paragraph by the restriction of this paragraph relating to certain outstanding preference shares shall be ineffective unless ratified under paragraph (3)); (3) the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment ratified by the board of directors on or after December 19, 1990, and on or before March 19, 1991, in the case of a corporation: (i) which on June 21, 1988, had outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors; and (ii) the bylaws of which on that date contained a provision described in paragraph (2); or (4) the articles explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, by an article amendment adopted prior to the date of the control transaction and prior to or on March 23, 1988, pursuant to the procedures then applicable to the corporation, or by an article amendment adopted prior to the date of the control transaction and subsequent to March 23, 1988, pursuant to both: (i) the procedures then applicable to the corporation; and (ii) unless such proposed amendment has been approved by the board of directors of the corporation, in which event this subparagraph shall not be applicable, the affirmative vote of the shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast thereon. A reference in the articles or bylaws to former section 910 (relating to right of shareholders to receive payment for shares following a control transaction) of the act of May 5, 1933 (P.L. 364, No. 106), known as the Business Corporation Law of 1933, shall be a reference to this subchapter for the purposes of this section. See section 101(c) (relating to references to prior statutes).

     (b) Inadvertent transactions. -- This subchapter shall not apply to any person or group that inadvertently becomes a controlling person or group if that controlling person or group, as soon as practicable, divests itself of a sufficient amount of its voting shares so that it is no longer a controlling person or group.

     (c) Certain subsidiaries. -- This subchapter shall not apply to any corporation that on December 23, 1983, was a subsidiary of any other corporation.

     2542 Definitions. -- The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Control transaction." The acquisition by a person or group of the status of a controlling person or group.

     "Controlling person or group." A controlling person or group as defined in section 2543 (relating to controlling person or group).

     "Fair value." A value not less than the highest price paid per share by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

     "Partial payment amount." The amount per share specified in section 2545
(c) (2) (relating to contents of notice).

     "Subsidiary." Any corporation as to which any other corporation has or has the right to acquire, directly or indirectly, through the exercise of all warrants, options and rights and the conversion of all convertible securities, whether issued or granted by the subsidiary or otherwise, voting power over voting shares of the subsidiary that would entitle the holders thereof to cast in excess of 50% of the votes that all shareholders would be entitled to cast in the election of directors of such subsidiary, except that a subsidiary will not be deemed to cease being a subsidiary as long as such corporation remains a controlling person or group within the meaning of this subchapter.

     "Voting shares." The term shall have the meaning specified in section 2552 (relating to definitions).

     2543 Controlling Person or Group. -- (a) General rule. -- For the purpose of this subchapter, a "controlling person or group" means a person who has, or a group of persons acting in concert that has, voting power over voting shares of the registered corporation that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

     (b) Exceptions generally. -- Notwithstanding subsection (a): (1) A person or group which would otherwise be a controlling person or group within the meaning of this section shall not be deemed a controlling person or group unless, subsequent to the later of March 23, 1988, or the date this subchapter becomes applicable to a corporation by bylaw or article amendment or otherwise, that person or group increases the percentage of outstanding voting shares of the corporation over which it has voting power to in excess of the percentage of outstanding voting shares of the corporation over which that person or group had voting power on such later date, and to at least the amount specified in subsection (a), as the result of forming or enlarging a group or acquiring, by purchase, voting power over voting shares of the corporation. (2) No person or group shall be deemed to be a controlling person or group at any particular time if voting power over any of the following voting shares is required to be counted at such time in order to meet the 20% minimum: (i) Shares which have been held continuously by a natural person since January 1, 1983, and which are held by such natural person at such time. (ii) Shares which are held at such time by any natural person or trust, estate, foundation or other similar entity to the extent the shares were acquired solely by gift, inheritance, bequest, devise or other testamentary distribution or series of these transactions, directly or indirectly, from a natural person who had acquired the shares prior to January 1, 1983. (iii) Shares which were acquired pursuant to a stock split, stock dividend, reclassification or similar recapitalization with respect to shares described under this paragraph that have been held continuously since their issuance by the corporation by the natural person or entity that acquired them from the corporation or that were acquired, directly or indirectly, from such natural person or entity, solely pursuant to a transaction or series of transactions described in subparagraph (ii), and that are held at such time by a natural person or entity described in subparagraph (ii). (iv) Control shares as defined in section 2562 (relating to definitions) which have not yet been accorded voting rights pursuant to section 2564(a) (relating to voting rights of shares acquired in a control-share acquisition). (v) Shares, the voting rights of which are attributable to a person under subsection (d) if: (A) the person acquired the option or conversion right directly from or made the contract, arrangement or understanding or has the relationship directly with the corporation; and (B) the person does not at the particular time own or otherwise effectively possess the voting rights of the shares. (vi) Shares acquired directly from the corporation or an affiliate or associate, as defined in section 2552 (relating to definitions), of the corporation by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933. (3) In determining whether a person or group is or would be a controlling person or group at any particular time, there shall be disregarded voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the board of directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

     (c) Certain record holders. -- A person shall not be a controlling person under subsection (a) if the person holds voting power, in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in subsection (a), or who are not deemed a controlling person or group under subsection (b).

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

     (d) Existence of voting power. -- For the purposes of this subchapter, a person has voting power over a voting share if the person has or shares, directly or indirectly, through any option, contract, arrangement, understanding, conversion right or relationship, or by acting jointly or in concert or otherwise, the power to vote, or to direct the voting of, the voting share.

     2544 Right of Shareholders to Receive Payment for Shares. -- Any holder of voting shares of a registered corporation that becomes the subject of a control transaction who shall object to the transaction shall be entitled to the rights and remedies provided in this subchapter.

     2545 Notice to Shareholders. -- (a) General rule. -- Prompt notice that a control transaction has occurred shall be given by the controlling person or group to: (1) Each shareholder of record of the registered corporation holding voting shares. (2) To the court, accompanied by a petition to the court praying that the fair value of the voting shares of the corporation be determined pursuant to section 2547 (relating to valuation procedures) if the court should receive pursuant to section 2547 certificates from shareholders of the corporation or an equivalent request for transfer of uncertificated securities.

     (b) Obligations of the corporation. -- If the controlling person or group so requests, the corporation shall, at the option of the corporation and at the expense of the person or group, either furnish a list of all such shareholders to the person or group or mail the notice to all such shareholders.

     (c) Contents of notice. -- The notice shall state that: (1) All shareholders are entitled to demand that they be paid the fair value of their shares. (2) The minimum value the shareholder can receive under this subchapter is the highest price paid per share by the controlling person or group within the 90-day period ending on and including the date of the control transaction, and stating that value. (3) If the shareholder believes the fair value of his shares is higher, that this subchapter provides an appraisal procedure for determining the fair value of such shares, specifying the name of the court and its address and the caption of the petition referenced in subsection (a) (2), and stating that the information is provided for the possible use by the shareholder in electing to proceed with a court-appointed appraiser under section 2547. There shall be included in, or enclosed with, the notice a copy of this subchapter.

     (d) Optional procedure. -- The controlling person or group may, at its option, supply with the notice referenced in subsection (c) a form for the shareholder to demand payment of the partial payment amount directly from the controlling person or group without utilizing the court-appointed appraiser procedure of section 2547, requiring the shareholder to state the number and class or series, if any, of the shares owned by him, and stating where the payment demand must be sent and the procedures to be followed.

     2546 Shareholder Demand for Fair Value. -- (a) General rule. -- after the occurrence of the control transaction, any holder of voting shares of the registered corporation may, prior to or within a reasonable time after the notice required by section 2545 (relating to notice to shareholders) is given, which time period may be specified in the notice, make written demand on the controlling person or group for payment of the amount provided in subsection (c) with respect to the voting shares of the corporation held by the shareholder, and the controlling person or group shall be required to pay that amount to the shareholder pursuant to the procedures specified in section 2547 (relating to valuation procedures).

     (b) Contents of demand. -- The demand of the shareholder shall state the number and class or series, if any, of the shares owned by him with respect to which the demand is made.

     (c) Measure of value. -- A shareholder making written demand under this section shall be entitled to receive cash for each of his shares in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

     (d) Purchases independent of subchapter. -- The provisions of this subchapter shall not preclude a controlling person or group subject to this subchapter from offering, whether in the notice required by section 2545 or otherwise, to purchase voting shares of the corporation at a price other than that provided in subsection (c), and the provisions of this subchapter shall not preclude any shareholder from agreeing to sell his voting shares at that or any other price to any person.

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

     2547 Valuation Procedures. -- (a) General rule. -- If, within 45 days (or such other time period, if any, as required by applicable law) after the date of the notice required by section 2545 (relating to notice to shareholders), or, if such notice was not provided prior to the date of the written demand by the shareholder under section 2546 (relating to shareholder demand for fair value), then within 45 days (or such other time period, if any, required by applicable law) of the date of such written demand, the controlling person or group and the shareholder are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares, then each shareholder who is unable to agree on both the fair value and on such a procedure with the controlling person or group and who so desires to obtain the rights and remedies provided in this subchapter shall, no later than 30 days after the expiration of the applicable 45-day or other period, surrender to the court certificates representing any of the shares that are certificated shares, duly endorsed for transfer to the controlling person or group, or cause any uncertificated shares to be transferred to the court as escrow agent under subsection (c) with a notice stating that the certificates or uncertificated shares are being surrendered or transferred, as the case may be, in connection with the petition referenced in section 2545 or, if no petition has theretofore been filed, the shareholder may file a petition within the 30-day period in the court praying that the fair value (as defined in this subchapter) of the shares be determined.

     (b) Effect of failure to give notice and surrender certificates. -- Any shareholder who does not so give notice and surrender any certificates or cause uncertificated shares to be transferred within such time period shall have no further right to receive, with respect to shares the certificates of which were not so surrendered or the uncertificated shares which were not so transferred under this section, payment under this subchapter from the controlling person or group with respect to the control transaction giving rise to the rights of the shareholder under this subchapter.

     (c) Escrow and notice. -- The court shall hold the certificates surrendered and the uncertificated shares transferred to it in escrow for, and shall promptly, following the expiration of the time period during which the certificates may be surrendered and the uncertificated shares transferred, provide a notice to the controlling person or group of the number of shares so surrendered or transferred.

     (d) Partial payment for shares. -- The controlling person or group shall then make a partial payment for the shares so surrendered or transferred to the court, within ten business days of receipt of the notice from the court, at a per-share price equal to the partial payment amount. The court shall then make payment as soon as practicable, but in any event within ten business days, to the shareholders who so surrender or transfer their shares to the court of the appropriate per-share amount received from the controlling person or group.

     (e) Appointment of appraiser. -- Upon receipt of any share certificate surrendered or uncertificated share transferred under this section, the court shall, as soon as practicable but in any event within 30 days, appoint an appraiser with experience in appraising share values of companies of like nature to the registered corporation to determine the fair value of the shares.

     (f) Appraisal procedure. -- The appraiser so appointed by the court shall, as soon as reasonably practicable, determine the fair value of the shares subject to its appraisal and the appropriate market rate of interest on the amount then owed by the controlling person or group to the holders of the shares. The determination of any appraiser so appointed by the court shall be final and binding on both the controlling person or group and all shareholders who so surrendered their share certificates or transferred their shares to the court, except that the determination of the appraiser shall be subject to review to the extent and within the time provided or prescribed by law in the case of other appointed judicial officers. See 42 Pa.C.S. Section 5105(a)(3) (relating to right to appellate review) and 5571(b) (relating to appeals generally).

     (g) Supplemental payment. -- Any amount owed, together with interest, as determined pursuant to the appraisal procedures of this section shall be payable by the controlling person or group after it is so determined and upon and concurrently with the delivery or transfer to the controlling person or group by the court (which shall make delivery of the certificate or certificates surrendered or the uncertificated shares transferred to it to the controlling person or group as soon as practicable but in any event within ten business days after the final determination of the amount owed) of the certificate or certificates representing shares surrendered or the uncertificated shares transferred to the court, and the court shall then make payment, as soon as practicable but in any event within ten business days after receipt of payment from the controlling person or group, to the shareholders who so surrendered or transferred their shares to the court of the appropriate per-share amount received from the controlling person or group.

     (h) Voting and dividend rights during appraisal proceedings. -- Shareholders who surrender their shares to the court pursuant to this section shall retain the right to vote their shares and receive dividends or other distributions thereon until the court receives payment in full for each of the shares so surrendered or transferred of the partial payment amount (and, thereafter, the controlling person or group shall be entitled to vote such shares and receive dividends or other distributions thereon). The fair value (as determined by the appraiser) of any dividends or other distributions so received by the shareholders shall be subtracted from any amount owing to such shareholders under this section.

     (i) Powers of the court. -- The court may appoint such agents, including the transfer agent of the corporation, or any other institution, to hold the share certificates so surrendered and the shares surrendered or transferred under this section, to effect any necessary change in record ownership of the shares after the payment by the controlling person or group to the court of the amount specified in subsection (h), to receive and disburse dividends or other distributions, to provide notices to shareholders and to take such other actions as the court determines are appropriate to effect the purposes of this subchapter.

     (j) Costs and expenses. -- The costs and expenses of any appraiser or other agents appointed by the court shall be assessed against the controlling person or group. The costs and expenses of any other procedure to determine fair value shall be paid as agreed to by the parties agreeing to the procedure.

     (k) Jurisdiction exclusive. -- The jurisdiction of the court under this subchapter is plenary and exclusive and the controlling person or group and all shareholders who so surrendered or transferred their shares to the court shall be made a party to the proceeding as in an action against their shares.

     (l) Duty of corporation. -- The corporation shall comply with requests for information, which may be submitted pursuant to procedures maintaining the confidentiality of the information, made by the court or the appraiser selected by the court. If any of the shares of the corporation are not represented by certificates, the transfer, escrow or retransfer of those shares contemplated by this section shall be registered by the corporation, which shall give the written notice required by section 1528(f) (relating to uncertificated shares) to the transferring shareholder, the court and the controlling shareholder or group, as appropriate in the circumstances.

     (m) Payment under optional procedure. -- Any amount agreed upon between the parties or determined pursuant to the procedure agreed upon between the parties shall be payable by the controlling person or group after it is agreed upon or determined and upon and concurrently with the delivery of any certificate or certificates representing such shares or the transfer of any uncertificated shares to the controlling person or group by the shareholder.

     (n) Title to shares. -- Upon full payment by the controlling person or group of the amount owed to the shareholder or to the court, as appropriate, the shareholder shall cease to have any interest in the shares.

     2548 Coordination with Control Transaction. -- (a) General rule. -- A person or group that proposes to engage in a control transaction may comply with the requirements of this subchapter in connection with the control transaction, and the effectiveness of the rights afforded in this subchapter to shareholders may be conditioned upon the consummation of the control transaction.

     (b) Notice. -- The person or group shall give prompt written notice of the satisfaction of any such condition to each shareholder who has made demand as provided in this subchapter.

     Facsimile copies of the Letter of Transmittal, properly completed and duly signed, will be accepted. The Letter of Transmittal, certificates for the Shares and any other required documents should be sent by each shareholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

                        The Depositary for the Offer is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                   2 Broadway
                                   19th Floor
                            New York, New York 10004
                            Facsimile (212) 509-5150
           Questions or to confirm fax (212) 509-4000, extension 535
                          (Reorganization Department)

     Any questions or requests for assistance or additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or other tender offer materials may be directed to the Dealer Manager or the Information Agent at their respective telephone numbers and addresses listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                               MORROW & CO., INC.

                                445 Park Avenue
                                  Fifth Floor
                            New York, New York 10022
                 Banks & Brokers Call Toll-Free (800) 662-5200
                    All Others Call Toll-Free (800) 566-9061

                      The Dealer Manager for the Offer is:

                           ING BARING FURMAN SELZ LLC

                                230 Park Avenue
                            New York, New York 10169

                          Call Collect (212) 309-6469

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